Exhibit 4.1

Execution Version

GAMIDA CELL INC., as the Issuer,

GAMIDA CELL LTD., as a Guarantor,

THE OTHER GUARANTORS PARTY HERETO,

AND

Wilmington Savings Fund Society, FSB, as Trustee

INDENTURE

Dated as of February 16, 2021

5.875% Exchangeable Senior Notes due 2026

i

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture
Exhibit C	Form of Permitted Subordination Agreement
Exhibit D	Form of Permitted Subordination Provisions

SCHEDULES

Schedule A	Existing Indebtedness
Schedule B	Existing Investments

THIS INDENTURE, dated as of February 16, 2021, between GAMIDA CELL INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), GAMIDA CELL LTD., a limited liability company organized under the laws of the State of Israel, as a guarantor (the “Parent”), the other Guarantors party hereto (as defined herein) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.875% Exchangeable Senior Notes due 2026 (the “Notes”), in an aggregate principal amount not to exceed $75,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized; and

WHEREAS, all acts and things necessary to make the Guarantees, when executed by the Guarantors party hereto, the valid, binding and legal obligations of the respective Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company, the Guarantors and the Trustee agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless the context otherwise requires, the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

“Acquired Debt” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means, with respect to any Person, (a) a purchase of a controlling interest in the Capital Stock of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a controlling interest in the Capital Stock, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Amounts” shall have the meaning specified in Section 4.19(a).

“Additional Interest” means all additional amounts of interest, if any, payable pursuant to Section 4.06(d), Section 4.06(e), Section 4.17(c), the Registration Rights Agreement and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an Affiliate of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Affiliate Transaction” shall have the meaning specified in Section 4.12.

“Aggregate Payments” shall have the meaning specified in Section 13.01(e).

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Applicable Tax Law” shall have the meaning specified in Section 17.17.

“Asset Sale” means:

(a) the sale, conveyance, transfer or other Disposition (whether in a single transaction or a series of related transactions) of property or assets outside the ordinary course of business of the Parent, the Company or any Subsidiary; or

(b) the issuance or sale of Capital Stock (other than director’s qualifying shares, shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law or Disqualified Stock) of any Subsidiary (other than to the Parent, the Company or another Subsidiary), whether in a single transaction or a series of related transactions, in each case, other than:

(i) a sale, exchange or other Disposition of obsolete, damaged, unnecessary, unsuitable or worn out equipment, or other assets, in the ordinary course of business, or Dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Parent, the Company and their Subsidiaries, taken as a whole;

(ii) the sale, conveyance, lease or other Disposition of all or substantially all of the assets of the Company or any Guarantor in compliance with the provisions described under Article 11 or Section 13.04, as applicable, or any Disposition that constitutes a Fundamental Change;

(iii) any Restricted Payment that is permitted to be made, and is made, under Section 4.08 or any transaction specifically excluded from the definition of Restricted Payment;

(iv) so long as no Event of Default is continuing or would immediately result therefrom, any Disposition of assets or issuance or sale of Capital Stock of any Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than $2,000,000;

(v) (x) Dispositions among the Company and the Guarantors or by any Subsidiary to the Company or any Guarantor and (y) Dispositions among Subsidiaries which are not Guarantors;

(vi) any Recovery Event;

(vii) any sale or Disposition deemed to occur in connection with the granting or creation of any Lien;

(viii) (A) any Licenses that are not Exclusive Licenses, and (B) any Exclusive Licenses not involving Material Assets, in each case solely to the extent such Licenses would not reasonably be expected to have a material adverse effect on the business of the Company or its Subsidiaries or their respective assets, as reasonably determined by the Parent in good faith;

(ix) Dispositions of intellectual property (directly or through the Disposition of Capital Stock of the owner thereof) to the Company or a Guarantor;

(x) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(xi) the settlement, termination or unwinding of any Swap Agreement;

(xii) issuances of Capital Stock pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by Parent’s Board of Directors in good faith;

(xiii) Investments in the Company, any Subsidiary or any other Person; provided that no Disposition of any Material Asset (other than Permitted Transfers of Material Assets) shall be permitted under this clause (xiii) to any Person that is not the Company or a Guarantor;

(xiv) the sale, lease, assignment or sublease of inventory, or equipment held for sale in the ordinary course of business, and Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(xv) the lease, assignment, license, sublicense or sublease of any real or personal property (other than Intellectual Property) in the ordinary course of business;

(xvi) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or cash equivalents) of comparable or greater market value, as determined in good faith by the Company;

(xvii) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(xviii) Dispositions of Investments (including Capital Stock) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in Joint Venture arrangements and similar binding arrangements of Joint Ventures;

(xix) the sale, exchange or other Disposition of cash or Cash Equivalents or marketable securities in the ordinary course of business or in connection with any Investment;

(xx) so long as no Default or Event of Default is continuing or would result therefrom, Permitted Transfers of Material Assets;

(xxi) the lapse, abandonment or other Disposition of registered patents, trademarks and other intellectual property of the Parent, the Company and their Subsidiaries in the ordinary course of business to the extent not economically desirable in the conduct of their businesses; or

(xxii) a Royalty Financing permitted under Section 4.09(b)(i) or Section 4.09(b)(xvii);

provided that, notwithstanding anything in this definition to the contrary, each of the following shall constitute an Asset Sale: (1) any Exclusive License of Material Assets (other than a Permitted Transfer of Material Assets) to an Person other than the Company or a Guarantor, (2) the Disposition of Capital Stock of any Guarantor (other than the Parent) and (3) any disposition or transfer of the NAM Platform or any interest therein in any manner that is reasonably likely to materially impair (or have a material and adverse effect on) the creation, development, manufacture, commercialization, sale, marketing or promotion of Omidubicel in the United States and its territories or otherwise have a material and adverse effect on the business of the Parent, the Company or their Subsidiaries or their respective assets, in each case, as reasonably determined by the Parent in good faith.

“Asset Sale Offer” shall have the meaning specified in Section 4.11(b)(ii).

“Bankruptcy Law” means the Title 11 of the U.S. code or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Ownership Limitations” shall have the meaning specified in Section 14.10(d).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with IFRS, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under IFRS, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with IFRS; provided that Capital Lease Obligations shall exclude any leases that would have been treated as operating leases under IFRS prior to the adoption of IFRS 16 Leases.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Cash Equivalents” means:

(a) (i) cash or (ii) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that, in the case of Investments of the type described in clause (ii), the full faith and credit of the United States of America is pledged in support thereof;

(b) corporate debt issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c) time and demand deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender (as defined in any Permitted Refinancing thereof) or (B) has combined capital and surplus of at least $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e) commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody’s or S&P;

(f) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than one year from the date of acquisition thereof;

(h) Investments, classified in accordance with IFRS as current assets of the Company or any Guarantor, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that invest solely in one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of the Parent or a Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of the Parent or such Foreign Subsidiary for cash management purposes.

“Change in Tax Law” shall have the meaning specified in Section 16.01(b)(i).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any specified Person for any period without duplication, the Consolidated Net Income of such Person and its Subsidiaries for such period plus, in each case to the extent deducted in computing Consolidated Net Income for such period:

(a) provision for taxes based on income, profits or capital of such Person and its Subsidiaries for such period; plus

(b) Consolidated Net Interest Expense and any non-cash interest expense (including, without limitation, capitalized, accrued or accreting or paid-in-kind interest or accreting principal and price-indexed linkage differences on Indebtedness) of such Person and its Subsidiaries for such period; plus

(c) royalty or similar payments or expenses of such Person and its Subsidiaries, whether paid or accrued, in connection with a sale of any royalty owing to such Person and its Subsidiaries or a synthetic royalty or other financing or similar transaction based on revenues and other proceeds; plus

(d) any expenses, charges or other costs related to any equity offering, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business, provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), joint venture, disposition, recapitalization, Indebtedness permitted to be incurred by this Indenture, or the refinancing of any other Indebtedness of such Person or any of its Subsidiaries (whether or not successful) (including any such fees, expenses or charges related to this Indenture and the transactions contemplated hereby); plus

(e) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting adjustments, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries; plus

(f) the amount of net cost savings and synergies reasonably projected by Parent in connection with any acquisition or investment or otherwise projected by the Parent in good faith to be realized as a result of specified actions taken (which cost savings or synergies shall be subject only to an Officer’s Certificate of the Parent and shall be calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings or synergies are factually supportable and directly attributable to such transaction or such actions, in each case, in the good faith and reasonable judgment of Parent, (B) the Parent reasonably believes in good faith that such cost savings or synergies are reasonably anticipated to be realizable within 18 months after the closing date of such transaction or action, and (C) no cost savings shall be added pursuant to this clause (f) to the extent duplicative of any expenses or charges relating to such cost savings that are excluded from the calculation of Consolidated Net Income with respect to such period (“Pro Forma Cost Savings”); provided that the aggregate amount of Pro Forma Cost Savings, together with any addbacks and adjustments permitted to be added pursuant to clause (g) below, shall not exceed an amount equal to 15% of Consolidated EBITDA (calculated prior to giving effect to such addbacks) in any period; plus

(g) any restructuring charges or reserves, including write-downs and write-offs, any one-time costs incurred in connection with Investments and Dispositions (in each case, including any such transaction consummated prior to the Issue Date, and any such transaction undertaken but not completed), costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Parent and its Subsidiaries (including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, asset impairments or asset disposals (including leased facilities), charges for purchase and lease commitments, start-up costs for new facilities, reserves for excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized, and any related promotional costs of exiting products or product lines); provided that the aggregate amount addbacks and adjustments permitted to be added pursuant to this clause (g), together with Pro Forma Cost Savings added back pursuant to clause (f) above, shall not exceed an amount equal to 15% of Consolidated EBITDA (calculated prior to giving effect to such addbacks) in any period.

Notwithstanding anything in this definition to the contrary, in no event shall any write-down or write-off of any accounts receivable or inventory be included as an adjustment or add-back in this definition, including any such add-back or adjustment that would be included as part of Consolidated Net Income.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Subsidiaries for such period, on a consolidated basis determined in accordance with IFRS; provided, that:

(a) all extraordinary and non-recurring or unusual gains and losses will be excluded;

(b) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Subsidiary thereof);

(c) the net income for such period of any Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions paid in cash (or to the extent converted to cash) by any such Subsidiary to such Person, to the extent not already included therein;

(d) the cumulative effect of a change in accounting principles, together with any related provision for taxes, will be excluded;

(e) any non-cash compensation charges, including non-cash costs or expenses resulting from stock option plans, employee benefit plans, or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights will be excluded;

(f) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency re-measurements of Indebtedness will be excluded;

(g) any unrealized net after-tax income (loss) from hedging obligations or cash management obligations or from other derivative instruments in the ordinary course will be excluded;

(h) any nonrecurring charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity will be excluded;

(i) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by IFRS, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof shall be excluded;

(j) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under IFRS and related interpretations shall be excluded;

(k) loss or expense amounts as are actually reimbursed by insurance providers in respect of liability or casualty events or business interruption shall be excluded; and

(l) fees, costs, expenses and losses that are actually received in cash pursuant to contractual indemnities or guaranty obligations of third parties shall be excluded.

“Consolidated Net Interest Expense” means, without duplication and in each case determined on a consolidated basis in accordance with IFRS, the sum of:

(a) the Parent’s and its Subsidiaries’ total interest expense for such period; plus

(b) the interest component of the Parent’s and its Subsidiaries’ Capital Lease Obligations accrued or scheduled to be paid or accrued during such period other than the interest component of Capital Lease Obligations between or among the Parent, the Company and any Subsidiary or between or among Subsidiaries; plus

(c) the interest expense on Indebtedness of another Person to the extent such Indebtedness is guaranteed by the Parent, the Company or any Subsidiary or secured by a Lien on the Parent’s, the Company’s or any Subsidiary’s assets, but only to the extent that such guarantee or Lien is permitted hereunder and such interest is actually paid by the Parent, the Company or such Subsidiary; minus

(d) the interest income of the Parent and its Subsidiaries during such period.

Notwithstanding any of the foregoing, Consolidated Net Interest Expense shall not include (i) any non-cash interest expense (including, without limitation, capitalized, accrued or accreting or paid-in-kind interest or accreting principal and price-indexed linkage differences on Indebtedness) and (ii) any payments on any leases that would have been classified as operating leases under IFRS prior to the adoption of IFRS 16 Leases.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b) to advance or supply funds:

(i) for the purchase or payment of any such primary obligation; or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contributing Guarantors” shall have the meaning specified in Section 13.01(e).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801, Attention: GCM/Gamida Cell LTD, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” shall have the meaning specified in Section 3.02.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal, interest and Additional Amounts, if any) that are payable but are not punctually paid or duly provided for.

“Definitive Notes” means Notes that are in registered definitive non-global form.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent, the Company or a Subsidiary in connection with an Asset Sale pursuant to Section 4.11(a) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company or the Parent, setting forth the basis of such valuation.

“Disposition” or “Dispose” means the sale, transfer, issuance, license, lease, contribution or other disposition (including any sale and leaseback transaction or any contribution or other transfer in exchange for an Investment), whether in one transaction or in a series of transactions, of any property or assets (including, without limitation, any Capital Stock of the Company or any of its Subsidiaries) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than, in each case, any provision requiring an offer to purchase such Capital Stock as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Capital Stock so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full in cash of the Notes and the other Note Obligations); provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Parent or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Excess Proceeds” shall have the meaning specified in Section 4.11(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01.

“Exchange Price” means, as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 14.01.

“Excluded Entity” means (a) any Subsidiary that is an Immaterial Subsidiary, (b) any Subsidiary to the extent a guarantee of the Note Obligations in support of such guarantee is contractually prohibited by the terms as of the date hereof of any contract with any non-Affiliated third party existing as of the date hereof or on the date such Subsidiary is acquired (provided such contractual prohibition was not entered into in connection with the acquisition or formation of such Subsidiary or for the purpose of circumventing the Guarantee requirements hereunder) or would require the consent of any non-Affiliated third-party holder of the Capital Stock thereof (unless and until such consent is obtained), (c) any Subsidiary of the Company or a Guarantor that is prohibited by applicable law, rule or regulation existing on the Issue Date or on the date any such Subsidiary is acquired, in each case from guaranteeing the Note Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide such a guarantee, for so long as such prohibition or circumstance exists, or (d) any Foreign Subsidiary of the Company or a Guarantor for which the providing of a guarantee could, based on the written advice of counsel to the Company, result in a breach or violation of fiduciary duties of such Subsidiary’s directors, officers or managers. Notwithstanding the foregoing, in no event shall the Parent or the Company be an Excluded Entity.

“Excluded Taxes” means, without duplication, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a)(i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in a Note or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 4.19, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Sections 4.19(f) and 4.19(g) and (d) any withholding Taxes imposed under FATCA.

“Exclusive License” means with respect to any drug or pharmaceutical product, any License granted to another Person to create, develop, manufacture, commercialize, sell, market and promote such drug or pharmaceutical product, on an exclusive basis (to the exclusion of the Company and the Guarantors) or co-exclusive basis (or any series of Licenses that have the practical or economic effect of granting an exclusive or co-exclusive License) within the United States and its territories; provided that an “Exclusive License” shall not include (a) any Licenses, which may be exclusive, solely to manufacture and/or package any such drug or product on behalf of the Company, and (b) any sponsored research or similar agreement with a Person that is not an Affiliate of the Parent or the Company providing for the research and development of such drug or product that does not grant the counterparty any right to sell, offer to sell, have sold or otherwise commercialize such drug or product.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) the Parent, taking into account all relevant factors determinative of value, including, without limitation, preference rights, lack of liquidity, control and restrictions on marketability and transferability.

“Fair Share” shall have the meaning specified in Section 13.01(e).

“Fair Share Contribution Amount” shall have the meaning specified in Section 13.01(e).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“FDA” means the United States Food and Drug Administration.

“FDA Approval” means approval from the FDA to market and sell Omidubicel.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, acquires, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated after giving pro forma effect, in the reasonable and good-faith judgment of the Chief Financial Officer of the Parent or the Company as set forth in a certificate with supporting calculations delivered to the Trustee, to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a) acquisitions of business entities or property and assets constituting a division or line of business and Dispositions outside the ordinary course of business and incurrences of Indebtedness that have been made or incurred by the specified Person or any of its Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Parent, as if they had occurred on the first day of the reference period, in accordance with Regulation S-X promulgated under the Exchange Act;

(b) any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period;

(c) any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period;

(d) the interest rate, royalty payment, effective imputed interest rate or similar item (each a “Rate”) payable on any Indebtedness shall be calculated as follows: (i) the Rate shall be equal to the all-in-yield, which shall include (x) any underlying Rate indices, Rate margins, Rate floors, original issue discount (or equivalent) (“OID”) (with OID being equated to a Rate based on the lesser of an assumed four-year average life to maturity or the remaining life to maturity), upfront fees (or other similar fees to market), and similar yield-related discounts, deductions or payments and (y) any arrangement, structuring, commitment, underwriting, amendment or similar fees, other than to the extent such fees described in this subclause (y) do not exceed 3.00% of the total size of the applicable facility or arrangement in the aggregate and are customary bona fide arrangement, structuring or underwriting fees that are payable solely to the applicable lead arrangers of such Indebtedness and are not shared with any other lenders or holders of such Indebtedness and (ii) if such Indebtedness bears a floating Rate, the Rate expense on such Indebtedness will be calculated as if the Rate in effect on the Calculation Date had been the applicable Rate for the entire period (taking into account any hedging obligation applicable to such Indebtedness); and

(e) if any Indebtedness (including, for the avoidance of doubt, any Royalty Financing) is incurred or available under any facility and is being given pro forma effect in such calculation, the Rate on such Indebtedness shall be calculated assuming that such facility is fully drawn (regardless of whether or not any conditions precedent or other contingencies with respect to such drawing are satisfied) during the applicable period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a) the Consolidated Net Interest Expense of such Person and its Subsidiaries for such period; plus

(b) the non-cash interest expense (including capitalized, accrued or accreting or paid-in-kind interest or accreting principal and price-indexed linkage differences on Indebtedness but excluding the amortization of deferred financing costs and non-cash interest expense relating to fair value accounting adjustments) of such Peron and its Subsidiaries; plus

(c) the royalty or similar payments or expenses of such Person and its Subsidiaries, whether paid or accrued, in connection with a sale of any royalty owing to such Person and its Subsidiaries or a synthetic royalty or other financing or similar transaction based on revenues and other proceeds.

“Foreign Subsidiary” means any Subsidiary that is not organized in the United States, any state thereof or the District of Columbia.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Parent, its Wholly Owned Subsidiaries and the employee benefit plans of the Parent and its Wholly Owned Subsidiaries, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares representing more than 50% of the voting power of the Parent’s Common Equity;

(b) the consummation of (1) any recapitalization, reclassification or change of the Ordinary Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Parent pursuant to which the Ordinary Shares will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Parent and its Subsidiaries, taken as a whole, to any Person other than one of the Parent’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (1) and (2) in which the holders of all classes of the Parent’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Parent or the Company approve any plan or proposal for the liquidation or dissolution of the Parent or the Company, as applicable; or

(d) the Ordinary Shares (or other shares of common stock, ordinary shares or American depositary receipts underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the shareholders of the Parent, excluding cash payments for fractional shares and cash payments made pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares or American depositary receipts, in each case, that are listed or quoted on any of The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). For purposes of the definition of Fundamental Change, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition shall be deemed a Fundamental Change solely under clause (b) of such definition. If any transaction in which the Ordinary Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Parent in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Funding Guarantor” shall have the meaning specified in Section 13.01(e).

“General Beneficial Ownership Limitation” shall have the meaning specified in Section 14.10(d).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Maturity Date, and (x) shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt and (y) money market mutual funds that are registered with the Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 thereunder and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee” means the guarantees by each Guarantor of the Company’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Guarantee Law” shall have the meaning specified in Section 13.01(b).

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holder Beneficial Ownership Limitation” shall have the meaning specified in Section 14.10(d).

“IFRS” means International Financial Reporting Standards, as in effect from time to time.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that, when taken together with all Immaterial Subsidiaries, does not (a) have assets with a value in excess of five percent (5%) of the consolidated total assets of the Parent and its Subsidiaries or (b) comprise in excess of five percent (5%) of Consolidated EBITDA of the Parent and its Subsidiaries, on a consolidated basis, for the most recently completed four full fiscal quarters for which financial statements are available immediately preceding such date.

“incur” shall have the meaning specified in Section 4.09(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not past due by more than 90 days) and have not been paid within 90 days thereof, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by, and Contingent Obligations of, such Person of Indebtedness of others set forth in clauses (a)-(e) and (g)-(j) of this definition, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty or bankers’ acceptances; (i) obligations in respect of a Royalty Financing, and (j) net termination obligations under Swap Agreements (other than any such obligations that are settleable at the option of such Person in Capital Stock (other than Disqualified Stock) of the Parent); provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations (other than, for the avoidance of doubt, those described in clause (f) above) incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) in connection with any acquisition, any earn-out obligations, other similar contingent consideration, purchase price adjustments, milestone and/or bonus payments (whether performance or time-based) unless such payments are required under IFRS to appear as a liability on the balance sheet (excluding the footnotes); (5) obligations in respect of non-exclusive time-based in-licenses in the ordinary course of business and consistent with customary industry practices, other than in connection with the grant to a counterparty of any right to sell, offer to sell, have sold or otherwise commercialize any Material Asset; (6) deferred compensation; (7) accrued expenses; or (8) obligations in respect of Preferred Stock that is not Disqualified Stock.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Intellectual Property” means (a) all compounds, formulations, materials, methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications, and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright, or similar laws) and (b) all patents and patent applications claiming the foregoing, as applicable, and all divisions, continuations and continuations-in-part of such patent applications, all patents issuing thereon and all reissues, reexaminations and extensions of any of the foregoing patents.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on August 15, 2021.

“Interest Record Date” means, with respect to any Interest Payment Date, the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to Officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“IRS” means the Internal Revenue Service.

“Issue Date” means February 16, 2021.

“Joint Venture” means any bona fide joint venture entity or any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries holds Capital Stock and the joint venture parties of, or other investors in, which are not Affiliates of the Parent or any of its Subsidiaries.

“Last Reported Sale Price” of the Ordinary Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for the Ordinary Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares are not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Parent for this purpose. Any such determination will be conclusive absent manifest error. The Last Reported Sale Price will be determined without reference to extended or after-hours trading. On or after the occurrence of a Merger Event, the Last Reported Sale Price of a unit of Reference Property on any date shall be determined in accordance with the four immediately preceding sentences except that (i) in the case of a Merger Event in connection with which holders of Ordinary Shares receive only cash as set forth in Section 14.07(a), the Last Reported Sale Price shall be equal to the per share amount of cash received by holders of Ordinary Shares in such Merger Event and (ii) in the case of a Merger Event in connection with which holders of Ordinary Shares receive a type of consideration other than cash, shares of common stock or ordinary shares as set forth in Section 14.07(a), the Last Reported Sale Price shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Parent.

“License” means, with respect to any Intellectual Property, any licenses or sublicenses to, or covenants not to sue, or other similar rights with respect to such Intellectual Property.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Material Asset” means Omidubicel and any material Intellectual Property that claims or covers Omidubicel or that is necessary for development, manufacture, marketing, sale or import of Omidubicel.

“Material Proceeds” shall have the meaning specified in Section 4.18.

“Maturity Date” means February 15, 2026.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“NAM Platform” means a nicotinamide-based cell expansion platform for multiple cell types including stem cells and natural killer (NK) cells.

“Net Proceeds” means, (a) with respect to any Disposition or any Recovery Event by the Parent or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received by the Parent, the Company or any Guarantor in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, unless, for the avoidance of doubt, any such cash or Cash Equivalents received by monetization is in the form of retained collections that do not constitute purchase price or consideration for the sale or other Disposition of the asset subject to such Disposition received by the Parent or any of its Subsidiaries for such Disposition) over (ii) the sum of (A) all payments on account of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the loan documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction (including, without limitation, appraisals, brokerage, legal, title and recording or transfer tax expenses and commissions and legal, accounting and investment banking fees, sales commissions and other reasonable and customary fees and expenses) paid by such Person to third parties (other than Affiliates), (C) the taxes paid or the Parent’s good faith and reasonable estimation of income, franchise, sales and other applicable taxes required to be paid as a result of such transaction, and (D) any amount subject to an escrow or provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such Disposition and which are reasonably expected to be paid (provided that, to the extent and at any time such amounts are not paid and are released from such escrow or reserve to the Company or any Guarantor, such amounts shall constitute Net Proceeds) and (b) in connection with any issuance or sale of Indebtedness by the Company or any Guarantor or any of their Subsidiaries, or any issuance or sale of Capital Stock by the Parent, the cash proceeds received from such issuance or incurrence, net of the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction, including attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith paid by such Person to third parties (other than Affiliates). In the case of any non-Wholly Owned Subsidiary or Joint Venture, “Net Proceeds” shall be reduced by the pro rata portion thereof attributable to such minority interests or interests of Joint Venture partners.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Obligations” means the Obligations of the Company and the other obligors (including the Guarantors) under this Indenture, the Notes or the Guarantees to pay principal, premium, if any, interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding) and Additional Amounts when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes or the Guarantees and the performance of all other Obligations of the Company and the Guarantors under this Indenture, the Notes or the Guarantees, according to the respective terms thereof.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” shall have the meaning specified in Section 4.11(b)(ii).

“Officer” means, with respect to either the Company and/or the Parent, a chief executive officer, a president, a chief business officer, a chief financial officer, a chief operating officer, any executive vice president, any senior vice president, any vice president (whether or not designated by a number or numbers or word or words added before or after the title “vice president”), the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary of such Person.

“Officer’s Certificate,” means a certificate that is delivered to the Trustee and that is signed by any Officer. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.14 shall be the principal executive, financial or accounting officer of the Company or the Parent.

“Omidubicel” means a stem/progenitor cell-based bone marrow transplant graft product composed of nicotinamide-expanded allogeneic cells from umbilical cord blood.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or the Parent, who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“Ordinary Shares” means the Parent’s ordinary shares with a nominal value of New Israeli Shekel (NIS) 0.01 per share, at the date of this Indenture, subject to Section 14.07.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Capital Stock and all other arrangements relating to the control or management of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Indenture, or sold or assigned an interest in any Note or this Indenture).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e) Notes that have been redeemed pursuant to Article 16; and

(f) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10 and delivered to the Trustee for cancellation.

“Parent” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Section 13.04, shall include its successors and assigns.

“Parent’s Board of Directors” means the board of directors of the Parent or a committee of such board duly authorized to act for it hereunder.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Payor” shall have the meaning specified in Section 4.19(a).

“Permitted Business” means any business conducted by the Parent or any of its Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors or the Parent’s Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Debt” shall have the meaning specified in Section 4.09(b).

“Permitted Equity Derivatives” means any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Capital Stock of the Parent entered into by the Parent or any Subsidiary, provided that any Restricted Payment made in connection with such transaction is permitted pursuant to the covenant described under Section 4.08 other than Section 4.08(b)(ix).

“Permitted Refinancing” and “Permitted Refinancing Indebtedness” means, with respect to any Person, any Indebtedness promptly issued in exchange for, or the Net Proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions and expenses, including reasonable and customary premiums, underwriting discounts defeasance costs, original issue discount, incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (provided that payments necessary to avoid such Subordinated Indebtedness being classified as applicable high yield discount obligation for purposes of Code Section 163(i) shall be permitted even if the Indebtedness being so refinanced did not expressly provide for such payments); (d) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness; (e) such Permitted Refinancing Indebtedness is not incurred by a Person other than the Company and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Company or a Guarantor and (f) is not secured by a Lien on any assets other than the assets securing the Indebtedness being Refinanced.

“Permitted Subordination Agreement” means a subordination agreement substantially in the form of Exhibit C.

“Permitted Subordination Provisions” means subordination provisions substantially in the form of Exhibit D.

“Permitted Transfer of Material Assets” means any Disposition of Material Assets by the Parent, the Company or any of their Subsidiaries in the form of (a) any License that is not an Exclusive License, (b) any Exclusive License for the manufacture, development, use, distribution and/or sale of Material Assets outside of the United States and its territories or (c) Licensing and collaboration transactions involving NAM Platform (including any Exclusive License) that does not involve Omidubicel and is not reasonably likely to materially impair (or have a material and adverse effect on) the creation, development, manufacture, commercialization, sale, marketing or promotion of Omidubicel within the United States and its territories or otherwise have a material and adverse effect on the business of the Parent, the Company or their Subsidiaries or their respective assets, as reasonably determined by the Parent in good faith.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, any Capital Stock with preferential rights to any other Capital Stock of such Person with respect to payment of dividends or preferential rights upon liquidation, dissolution, or winding up.

“Recipient” means any Holder (including, for the avoidance of doubt, a holder of a participation in a Note), including a Holder who holds a Note or a participation in a Note by virtue of an assignment.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any foreclosure, condemnation, expropriation or similar proceeding relating to any property or assets of the Parent, the Company or any of their Subsidiaries.

“Redemption” means Optional Redemption or Tax Redemption, as applicable.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Notice Date” means, with respect to any Redemption, the date on which the Company delivers a Redemption Notice with respect to such Redemption pursuant to Section 16.02.

“Redemption Period” means, with respect to any Notes that are called for Redemption and exchanged, the period from and including the Redemption Notice Date until the close of business on the Business Day immediately preceding the Redemption Date.

“Redemption Price” means, for any Notes that are called for Redemption, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, and any Additional Amounts, to, but excluding, the Redemption Date (unless the Redemption Date falls after an Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Interest Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes plus any Additional Amounts).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Resale Registration Rights Agreement, among the Company, each Guarantor and the other persons party thereto, dated as of February 16, 2021 (as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Parent, the Company or a Subsidiary in exchange for assets transferred by the Parent, the Company or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Subsidiary that is a Guarantor.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.19(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Payments” shall have the meaning specified in Section 4.08(a).

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Royalty Financing” means any sale of future revenues or synthetic royalty or other financing based on future revenues derived from, and other proceeds arising out of, any product or drug marketed or sold by the Parent and its Subsidiaries.

“Royalty Facility” shall have the meaning specified in Section 4.09(b)(i).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Facility” shall have the meaning specified in Section 4.09(b)(xxii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subject Excess Proceeds” shall have the meaning specified in Section 4.11(b)(ii).

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company or any Guarantor which (i) is unsecured, (ii) by its terms expressly and contractually subordinated in right of payment to the Notes or any Guarantee (including the Note Obligations), pursuant to (A) a Permitted Subordination Agreement or (B) Permitted Subordination Provisions, (iii) matures after the Maturity Date, and (iv) is incurred from a non-Affiliate of the Company, any Guarantor or any of their Subsidiaries.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. Unless the context otherwise requires, “Subsidiary” shall refer to a Subsidiary of the Parent.

“Subsidiary Guarantor” means each current and future direct and indirect Subsidiary of the Parent, other than the Company and an Excluded Entity, in each case until the Guarantee of such Subsidiary has been released in accordance with the provisions of this Indenture

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent, the Company or the Subsidiaries shall be a Swap Agreement.

“Tax Redemption” shall have the meaning specified in Section 16.01(b).

“Taxes” shall have the meaning specified in Section 4.19(a).

“Trading Day” means a day on which (i) trading in the Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Ordinary Shares (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” means, initially, Broadridge Corporate Issuer Solutions, Inc., in its capacity as the transfer agent for the Ordinary Shares, and any successor entity acting in such capacity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of Subsidiary shall be deemed replaced by a reference to “100%.”

Section 1.02 References to Interest. All references to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest (if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e), Section 4.17(c), the Registration Rights Agreement and Section 6.03) and to any interest payable on any Defaulted Amounts as set forth in Section 2.03(c). Unless the context otherwise requires, any express mention of Additional Interest or interest on Defaulted Amounts in any provision hereof shall not be construed as excluding Additional Interest or interest on Defaulted Amounts, as applicable, in those provisions hereof where such express mention is not made.

Section 1.03 Divisions. For all purposes under this Indenture, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it, shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01 Designation and Amount. The Notes shall be designated as the “5.875% Exchangeable Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $75,000,000. Except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder, the Company may not issue additional Notes without the consent of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8).

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends (other than legends restricting transfer) or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive any interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, at the office or agency of the Company designated by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office, and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee in accordance with the Applicable Procedures of the Depositary. The Company shall pay (or cause the Paying Agent to pay) interest (i) on any Physical Notes, by wire transfer in immediately available funds to that Holder’s account within the United States of America if such Holder has provided the Company and the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary (including, but not limited to, applicable tax forms) to make such wire transfer or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the then-applicable interest rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with any such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee (in its sole discretion).

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of one or more of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and an Officer’s Certificate and an Opinion of Counsel, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, and duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed to a Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Optional Redemption in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fifth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Ordinary Shares issued upon exchange of the Notes that are required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon exchange therefor, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been sold pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF GAMIDA CELL INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR GAMIDA CELL LTD. (THE “PARENT”) OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE PARENT AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company may instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. In addition, the Company may effect the removal of the Restrictive Notes Legend upon the Company’s delivery to the Trustee of written notice to such effect, whereupon the Restrictive Notes Legend set forth above and affixed on any Note shall be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note shall be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require (and, if required, the Issuer shall promptly undertake) a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Ordinary Shares issued upon exchange of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s Applicable Procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged pursuant to Article 14, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged pursuant to Article 14, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

None of the Note Registrar, the Trustee or the Exchange Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, the Exchange Agent or any of their agents shall have any responsibility for any actions taken or not taken by the Depositary.

(c) Until the Resale Restriction Termination Date, any stock certificate or book-entry representing Ordinary Shares issued upon exchange of a Note shall bear (in the case of a stock certificate) or have associated with it (in the case of a book-entry) a legend in substantially the following form (unless such Ordinary Shares have been transferred pursuant to an effective registration statement under the Securities Act and that continues to be effective at the time of such transfer, or transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon exchange of a Note that has transferred pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the Ordinary Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF GAMIDA CELL INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE EXCHANGE OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR GAMIDA CELL LTD. (THE “PARENT”) OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE PARENT AND THE TRANSFER AGENT FOR THE COMPANY’S ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Ordinary Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that have been transferred pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the Transfer Agent for the Ordinary Shares, or upon request for any Ordinary Shares represented by a book entry, be exchanged for a new certificate or certificates or updated book entry or entries, as applicable, for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) The Company will use commercially reasonable efforts to prevent any Affiliate (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) from acquiring any Note; provided, however, that any Note or Ordinary Shares issued upon the exchange of a Note pursuant to Article 14 or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Ordinary Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company shall issue and the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Definitive Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Definitive Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by the Trustee. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes canceled as provided herein. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09 CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” numbers and ISIN numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or ISIN numbers.

Section 2.10 Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Parent, the Company or their Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Section 2.11 Tax Treatment. It is intended that the Notes will be treated as indebtedness for all purposes of United States federal, state, and local income or franchise taxes, foreign income or franchise taxes, and any other tax imposed on or measured by income. The provisions of this Indenture shall be interpreted to further this intention.

Article 3
Satisfaction and Discharge; Covenant Defeasance

Section 3.01 Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash and/or (solely to satisfy the Company’s Exchange Obligations) Ordinary Shares, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company (including, for the avoidance of doubt, any amounts owed to the Trustee, Paying Agent, Exchange Agent, and/or Custodian); and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02 Covenant Defeasance. (a) The Company may elect, at its option, to have its obligations released with respect to the covenants described in Section 4.08, Section 4.09, Section 4.11, Section 4.12, Section 4.12(a), Section 4.16 and Section 4.18 (“Covenant Defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including those events described in Section 6.01(a), (b), (c), (d), (e), (i), (j) and (k)) will no longer constitute an Event of Default with respect to the Notes. In addition, if the Company exercises Covenant Defeasance, each Guarantor (other than the Parent) will be released from all of its obligations with respect to its applicable guarantee.

(b) To exercise Covenant Defeasance with respect to the Notes:

(i) The Company must irrevocably have deposited or cause to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders (A) money in an amount, (B) Governmental Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, interest and Additional Amounts (to the extent payable at the time of such deposit) on such Notes at maturity thereof, in accordance with the terms of this Indenture and such Notes;

(ii) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(iii) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(iv) delivery to the Trustee of an opinion of counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Covenant Defeasance have been complied with.

Section 3.03 Repayment to Company. Any money and Ordinary Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any Additional Amounts and accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any Additional Amounts, interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee, or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and Ordinary Shares remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and Ordinary Shares then remaining will be repaid or delivered to the Company.

Section 3.04 Deposited Moneys to be Held in Trust. All moneys, Ordinary Shares or Governmental Obligations deposited with the Trustee pursuant to Section 3.01, Section 3.02 or Section 3.03 shall be held in trust and shall be available for payment of all sums due and to become due on the Notes or under this Indenture in respect of principal, premium, Additional Amounts and interest as due to the Holders of such Notes, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), in accordance with the provisions of such Notes and this Indenture, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Obligations deposited pursuant to Section 3.01, Section 3.02 or Section 3.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 3.05 Payment of Moneys Held by Paying Agents. In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Article 4
Particular Covenants of the Company

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange pursuant to Article 14 (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office; provided that no service of legal process against the Company or any Guarantor may be made at any office of the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms Paying Agent and Exchange Agent include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the contiguous United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for exchange pursuant to Article 14 and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, the Notes in trust for the benefit of the Trustee and the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any Additional Amounts and accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or any such Additional Amounts and accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Trustee and the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any such Additional Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any Additional Amounts and accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent and Ordinary Shares deposited with the Transfer Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any Additional Amounts, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any Additional Amounts, interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, such Paying Agent or Transfer Agent with respect to such trust money and Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Subject to Section 13.04, the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Rule 144A Information Requirement and Annual Reports. (a) At any time the Parent is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Ordinary Shares issuable upon exchange thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares issuable upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Ordinary Shares pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Ordinary Shares may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or Ordinary Shares in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Parent shall deliver to the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be delivered with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system; provided that the Trustee has no duty to determine whether any such filings have been made.

(c) The Trustee shall have no duty to review or analyze any report furnished or made available to it. Delivery of the reports and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Parent fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 6-K to the extent that the Company continues to satisfy the “current public information” requirements of Rule 144), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Parent’s or Company’s Affiliates or Holders that were the Parent’s or Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Parent’s or Company’s Affiliates (or Holders that were the Parent’s or Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Parent’s or Company’s Affiliates or Holders that were the Parent’s or Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Parent’s or Company’s Affiliates (or Holders that were the Parent’s or Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. For the avoidance of doubt, Notes represented by a restricted CUSIP in the Depositary’s systems are not freely tradeable.

(f) Interest will be payable in arrears on each Interest Payment Date following accrual as set forth in Section 2.03.

(g) The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. In no event shall Additional Interest accrue under the terms of this Indenture and the Registration Rights Agreement at a rate in excess of 0.50% per annum pursuant to this Indenture and the Registration Rights Agreement, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. Notwithstanding the foregoing, if a Registration Statement (satisfying the terms of and as defined in the Registration Rights Agreement) has been declared effective by the SEC with respect to the Registrable Securities, and remains effective and available for use (including as part of such Registration Statement a current Prospectus (as defined in the Registration Rights Agreement)) in connection with the sale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, no Additional Interest pursuant to Section 4.06(d) or Section 4.06(e) shall be due and payable.

(h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07 Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of or any interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Limitation on Restricted Payments. (a) The Parent and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution (x) on account of the Parent’s, the Company’s or any of their Subsidiaries’ Capital Stock, (including any payment made in connection with any merger or consolidation involving the Parent, the Company or any of their Subsidiaries) or (y) to the direct or indirect holders of the Parent’s, the Company’s or any of their Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends or distributions by the Parent payable solely in Capital Stock (other than Disqualified Stock) of the Parent or (B) dividends or distributions by the Company or a Subsidiary of the Parent to the Parent, the Company or another Subsidiary of the Parent (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary of the Company other than a Wholly Owned Subsidiary of the Parent, the Company or a Subsidiary of the Parent receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(ii) purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Parent, the Company or any of their Subsidiaries) any Capital Stock of the Parent or the Company held by Persons other than the Parent, the Company or any Subsidiary; or

(iii) purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value any (x) Disqualified Stock of the Parent, the Company or any Subsidiary or (y) Subordinated Indebtedness;

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”).

(b) Notwithstanding anything to the contrary contain herein, the provisions of this Section 4.08 will not prohibit:

(i) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any other provision of this Section 4.08; provided that the making of such payment will reduce capacity for Restricted Payments pursuant to such provisions when so made;

(ii) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the Net Cash Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness permitted under Section 4.09;

(iii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent, the Company or any Subsidiary held by any current or former officer, director, employee or consultant of the Parent, the Company or any Subsidiary or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $1,000,000 in any fiscal year (with any unused amount in any calendar year being carried forward and available in the next succeeding year in an aggregate amount not to exceed $2,000,000 in any fiscal year); provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent to officers, directors, employees or consultants of the Parent or the Company, any of their Subsidiaries or any of their direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this Section 4.08; plus

(B) the cash proceeds of key man life insurance policies received by the Parent, the Company or any Subsidiary after the Issue Date; and in addition, cancellation of Indebtedness owing to the Parent, the Company or any Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Parent, the Company or any Subsidiary in connection with a repurchase of Capital Stock of the Parent, the Company or any Subsidiary from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.08 or any other provisions of this Indenture;

(iv) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof;

(v) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of unsecured Indebtedness or Disqualified Stock of the Parent, the Company or any Subsidiary upon a Fundamental Change or Asset Sale to the extent required by this Indenture or other instrument pursuant to which such Indebtedness or Disqualified Stock was issued pursuant to a provision no more favorable, including purchase price, to the holders thereof than the provisions set forth under Section 15.02 and Section 4.11, as applicable, but only if the Parent, the Company or such Subsidiary has first complied with its obligations under Section 15.02 and Section 4.11, as applicable;

(vi) each Subsidiary of the Parent or the Company may make Restricted Payments to the Company, any Guarantor or another Subsidiary of the Parent or the Company which is the immediate parent of the Subsidiary making such Restricted Payment;

(vii) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former director, officer, employee, manager or director of the Parent, the Company or any of their Subsidiaries (or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) solely to the extent necessary to pay for the taxes payable by such Person upon such grant or award (or upon the vesting thereof);

(viii) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Common Equity of the Parent or the Company or from the substantially concurrent sale (other than to a Subsidiary of the Parent or the Company) of, Capital Stock (other than Disqualified Stock) of the Parent or the Company to the extent such proceeds are not otherwise applied to the making of Restricted Payments pursuant to this Section 4.08;

(ix) the purchase of any Permitted Equity Derivative with the proceeds of any incurrence of any convertible or exchangeable Indebtedness permitted pursuant to Section 4.09, and any subsequent settlement or termination thereof;

(x) the making of cash payments in connection with any exchange or redemption of the Notes, in each case, pursuant to the terms of this Indenture;

(xi) payments of intercompany Subordinated Indebtedness, the incurrence of which was permitted under Section 4.09(b);

(xii) payments on any Subordinated Indebtedness permitted under Section 4.09(a) to the extent such payments are expressly permitted under the Permitted Subordination Agreement or the Permitted Subordination Provisions, as applicable, covering such Subordinated Indebtedness;

(xiii) any non-Wholly Owned Subsidiary of the Parent or the Company may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Parent, the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary); and

(xiv) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise, conversion or exchange of warrants, options or other securities exercisable or convertible into, or exchangeable for, Capital Stock of the Parent or in connection with the issuance of any dividend otherwise permitted to be made under this Section 4.08.

(c) Notwithstanding anything in the foregoing Section 4.08(b), in no event shall the distribution, as a dividend or otherwise, of (A) any Material Assets or the Material Proceeds be permitted under this Section 4.08 (other than a distribution to the Company or a Guarantor), (B) the Capital Stock of the Company or any Guarantor (other than a distribution by the Parent pursuant to Section 4.08(a)(i)(A)) be permitted under this Section 4.08 or (C) the NAM Platform or any interest therein in any manner that is reasonably likely to materially impair (or have a material and adverse effect on) the creation, development, manufacture, commercialization, sale, marketing or promotion of Omidubicel in the Unites States or otherwise have a material and adverse effect on the business of the Parent, the Company or their Subsidiaries or their respective assets, as reasonably determined by the Parent in good faith, be permitted under this Section 4.08.

(d) For purposes of determining compliance with this Section 4.08, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide and classify such Restricted Payment in any manner that complies with this covenant and may later divide and classify any such Restricted Payment so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e) This Section 4.08 shall cease to apply at such time that less than $15,000,000 aggregate principal amount of Notes remain outstanding.

Section 4.09 Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock. (a) The Parent and the Company will not, and will not permit any of their Subsidiaries and Joint Ventures, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent and the Company will not issue any Disqualified Stock and will not permit any of their Subsidiaries to issue any shares of Preferred Stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the Company and any Guarantor may incur Subordinated Indebtedness; provided, further, that the Parent will be entitled to incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary will be entitled to incur Indebtedness or issue Preferred Stock if, on the date of such incurrence or issuance and after giving effect thereto on a pro forma basis, the Fixed Charge Coverage Ratio would be at least 2.0 to 1.0; provided, further, that, the amount of Indebtedness incurred or Disqualified Stock by any Subsidiary that is not a Guarantor under the immediately preceding proviso shall not exceed $1,000,000 at any time outstanding.

(b) Notwithstanding anything to the contrary therein, Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Debt”):

(i) the incurrence by the Parent, the Company and their Subsidiaries of Indebtedness in connection with a Royalty Financing based on revenues and other proceeds arising out of Omidubicel (the “Royalty Facility”); provided, however, that (A) the aggregate invested amount in respect of such Royalty Facility shall not exceed $150,000,000 after the Issue Date, and (B) the aggregate amount of Indebtedness incurred under the Royalty Facility (or, if greater, the aggregate put price or other amount payable by the Parent, the Company or their Subsidiaries upon a put event or other termination of such Indebtedness) when combined with any Indebtedness outstanding under the Secured Facility and the aggregate amount of any Permitted Refinancing incurred pursuant to clause (v) of the Royalty Facility (or, if greater, the aggregate put price or other amount payable by the Parent, the Company or their Subsidiaries upon a put event or other termination of such Permitted Refinancing) or the Secured Facility shall not in the aggregate exceed $70,000,000 outstanding (for the avoidance of doubt, it being agreed that for purposes of determining the amount that is outstanding under this clause (i), the greater of (x) the amount invested or (y) the aggregate put price or other amount payable upon a put event or other termination event shall be used) at any time prior to the receipt of FDA Approval;

(ii) the incurrence by the Parent, the Company and their Subsidiaries of the existing Indebtedness listed on Schedule A (Existing Indebtedness) hereto;

(iii) the incurrence by the Company and the Guarantors of the Notes and the related Guarantees (and any exchanges of Notes and Guarantees thereof) in an aggregate amount at any time outstanding not to exceed $75,000,000;

(iv) the incurrence by the Parent, the Company or any of their Subsidiaries of purchase money Indebtedness to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than intellectual property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing thereof; provided, however, that (A) the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not exceed, at any one time outstanding, $5,000,000 and (B) if secured, such Liens shall attach only to the assets acquired with such Indebtedness and shall not extend to any other property or assets of the Company and any Guarantor;

(v) the incurrence by the Parent, the Company or any of their Subsidiaries of Permitted Refinancing Indebtedness to Refinance any Indebtedness that was permitted to be incurred under Section 4.09(a) or Section 4.09(b) (other than clauses (iii) and (iv) thereof);

(vi) the incurrence by the Parent, the Company or any of their Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among Parent, the Company or any of their Subsidiaries; provided, however, that if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Parent, the Company and their Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Note Obligations, in the case of the Company, or the Guarantee, in the case of a Guarantor; provided, further, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Parent, the Company or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Parent, the Company or a Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent, the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the issuance by any of the Parent’s or Company’s Subsidiaries to the Parent, the Company or any of their Subsidiaries of shares of Preferred Stock; provided, however, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Parent, the Company or a Subsidiary and (B) any sale or other transfer of any such Preferred Stock to a Person that is not the Parent or the Company, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary that was not permitted by this clause (vii);

(viii) contingent liabilities under performance, indemnity, bid, stay, customs, appeal, replevin and surety bonds, performance and completion guarantees or similar instruments incurred in the ordinary course of business;

(ix) hedging obligations that are not incurred for speculative purposes but for the purpose of (A) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) fixing or hedging currency exchange rate risk with respect to any currency exchanges or (C) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor permitted to be incurred under Section 4.09(a) or any other provision of Section 4.09(b), and the guarantee by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;

(xi) the incurrence by the Parent, the Company or any of their Subsidiaries of unsecured Indebtedness (other than for borrowed money) arising from customary agreements of the Parent, the Company or any such Subsidiary providing indemnification, deferred purchase price, non-cash earn-outs, cash earn-outs, purchase price adjustments and other similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other Disposition of any business, assets or Capital Stock of the Parent, the Company or any of their Subsidiaries, other than, in the case of any such Disposition by the Parent, the Company or any of their Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(xii) the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;

(xiii) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Parent, the Company or any of their Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements;

(xiv) (A) Indebtedness (other than for borrowed money) owed to any Person providing property, casualty, liability or other insurance to the Company or any Guarantor, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months and (B) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(xv) Obligations in respect of governmental grants, financial aid, tax incentives, subsidies, tax holidays and other similar governmental benefits or incentives, and guarantees or restrictions related thereto;

(xvi) Indebtedness incurred by the Parent, the Company or any of their Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or to landlords, utilities and/or vendors in the ordinary course of business, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 90 days following the due date thereof;

(xvii) Royalty Financings relating to products other than Omidubicel and Dispositions of royalties and other rights to proceeds, in each case subject to compliance with Section 4.11; provided that (A) such Royalty Financing is entered into the later of (x) on or after January 1, 2024 and (y) following FDA Approval, and (B) if secured, any Liens securing such Royalty Financing shall not extend to Omidubicel and are not reasonably likely to impair the creation, development, manufacture, commercialization, sale, marketing or promotion by the Parent, its Subsidiaries and its licensees of Omidubicel in the United States and its territories;

(xviii) Indebtedness representing deferred compensation or similar obligation to employees of the Company or any Guarantor or any of their Subsidiaries or incurred in the ordinary course of business;

(xix) unsecured Indebtedness consisting of Indebtedness issued by the Parent, the Company or any Subsidiary or any direct or indirect parent company of the Parent or the Company to future, current or former officers, directors, employees, consultants and independent contractors thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Parent or the Company or any direct or indirect parent company of the Parent or the Company to the extent described in Section 4.08(b)(ii);

(xx) customer deposits and advance payments received in the ordinary course of business from customers for goods and services in the ordinary course of business;

(xxi) Indebtedness of the Parent, the Company and their Subsidiaries, to the extent the Net Proceeds thereof are promptly used (A) to purchase all of the outstanding Notes tendered for repurchase in connection with a Fundamental Change, (B) to redeem all of the outstanding Notes in an Optional Redemption pursuant to Section 16.01, or (C) to repurchase or redeem such principal amount of Notes that, after giving effect thereto, less than $15,000,000 principal amount of Notes remain outstanding;

(xxii) Indebtedness of the Parent, the Company and their Subsidiaries incurred under revolving lines of credit and/or term loan facilities, which may be secured (the “Secured Facility”) (including any letters of credit issued thereunder), not to exceed the sum of (A) the greater of (I) $25,000,000 and (II) 80% of the Parent’s, the Company’s and their Subsidiaries’ consolidated accounts receivable and inventory, plus (B) (I) an additional amount so long as if the Fixed Charge Coverage Ratio for the Parent, the Company and their Subsidiaries, on a consolidated basis, for the most recently completed four full fiscal quarters for which financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including pro forma application of the Net Proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period or (II) $0, otherwise; provided, however, that prior to the receipt of FDA Approval, the aggregate amount of Indebtedness incurred under the Royalty Facility (or, if greater, the aggregate put price or other amount payable by the Parent, the Company or their Subsidiaries upon a put event or other termination of such Indebtedness) when combined with any Indebtedness outstanding under the Secured Facility and the aggregate amount of any Permitted Refinancing incurred pursuant to clause (v) of the Royalty Facility (or, if greater, the aggregate put price or other amount payable by the Parent, the Company or their Subsidiaries upon a put event or other termination of such Permitted Refinancing) or the Secured Facility shall not in the aggregate exceed $70,000,000 outstanding (for the avoidance of doubt, it being agreed that for purposes of determining the amount that is outstanding under this clause (xxii), the greater of (x) the amount invested or (y) the aggregate put price or other amount payable upon a put event or other termination event shall be used) at any time;

(xxiii) Indebtedness in respect of an Acquisition permitted hereunder, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company or a Guarantor (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company or a Guarantor); provided that any such Indebtedness shall (A) not exceed at any one time outstanding $5,000,000 and (B) if secured, such Liens are not incurred in connection with or in anticipation of such Acquisition and do not attach to any other property, assets or Capital Stock of the Company or a Guarantor or any of its Subsidiaries;

(xxiv) Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 6.01(h) and for which no enforcement actions have been commenced;

(xxv) Indebtedness in the form of (A) unsecured guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $1,000,000 at any one time outstanding, and (B) reimbursements owed to officers, directors, consultants and employees of the Parent, the Company or any of their Subsidiaries, in each case, in the ordinary course of business; and

(xxvi) Royalties, milestones and other deferred payments pursuant to any in-license, collaboration agreement or similar agreement providing Parent or any Subsidiary the rights in respect of any product or Intellectual Property; provided that no such royalties, milestones or deferred payments shall be payable by Parent or any Subsidiary prior to FDA Approval; and

(xxvii) Disqualified Stock of Parent and Indebtedness in an aggregate principal amount that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xxvi), does not exceed $1,000,000 at any time outstanding; provided that any such Indebtedness of the Company or any Guarantor shall be unsecured.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of reclassification), in any manner that complies with this covenant. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the amortization of debt discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the payment of interest in the form of additional shares of preferred Capital Stock or Disqualified Stock, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

(d) The amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the aggregate principal amount outstanding, in the case of Indebtedness issued with interest payable in kinds;

(iii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iv) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(e) Notwithstanding anything to the contrary set forth herein, the Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), that is (A) higher in priority in right of payment (other than through lien priority by virtue of being secured and other than any structural priority in relation to Indebtedness incurred by a Subsidiary that is not the Company or a Guarantor) to the Note Obligations, other than Indebtedness permitted pursuant to Section 4.09(b)(ii), Section 4.09(b)(iv) or Section 4.09(b)(xv), (B) secured, other than Indebtedness permitted pursuant to Section 4.09(b)(i), Section 4.09(b)(ii), Section 4.09(b)(iv), Section 4.09(b)(v) (to the extent the Indebtedness being refinanced was permitted to be secured hereunder), Section 4.09(b)(x) (to the extent the Indebtedness being guaranteed is permitted to be secured hereunder), Section 4.09(b)(xiii), Section 4.09(b)(xiv)(A), Section 4.09(b)(xv), Section 4.09(b)(xvi), Section 4.09(b)(xvii), Section 4.09(b)(xxii), and Section 4.09(b)(xxiii), any guarantee of the foregoing permitted pursuant to Section 4.09(b)(x) and any Permitted Refinancing Indebtedness of the foregoing permitted pursuant to Section 4.09(b)(v), or (C) secured by Material Assets other than Indebtedness permitted pursuant to Section 4.09(b)(i), Section 4.09(b)(ii), Section 4.09(b)(v) (to the extent the Indebtedness being refinanced was permitted to be secured by Material Assets hereunder), Section 4.09(b)(x) (to the extent the Indebtedness being guaranteed is permitted to be secured by Material Assets hereunder), Section 4.09(b)(xv), Section 4.09(b)(xvii) (which Indebtedness may not be secured by Omidubicel), and Section 4.09(b)(xxii).

(f) This Section 4.09 shall cease to apply at such time that less than $15,000,000 aggregate principal amount of Notes remain outstanding.

Section 4.10 [Intentionally Omitted].

Section 4.11 Limitations on Asset Sales. (a) The Parent and the Company will not, and will not permit any of their Subsidiaries to, consummate an Asset Sale, unless (i) the Parent or the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets, property or Capital Stock issued or sold or otherwise disposed of, (ii) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Asset Sale or would be caused thereby and (iii) at least 75% of the consideration received from such Asset Sale is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents; provided that for purposes of this clause (iii), the following shall be deemed to be cash:

(1) any Designated Non-Cash Consideration received by the Parent or the Company or such Subsidiary in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii), not in excess of $5,000,000, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value,

(2) any liabilities (as shown on the Parent’s, Company’s or such Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Parent, the Company or any Subsidiary (other than liabilities that are by their terms contractually subordinated to the Notes or any Guarantee) (A) that are assumed by the transferee of any such assets and for which the Parent, the Company or such Subsidiary, as the case may be, has been released or indemnified against further liability or (B) in respect of which none of the Parent, the Company or any Subsidiary following such Asset Sale has any obligation; and

(3) any securities, notes or other obligations received by the Parent, the Company or any such Subsidiary from such transferee that are converted by the Parent, the Company or such Subsidiary within 365 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

(b) Within 12 months after the receipt of any Net Proceeds by the Parent, the Company or any Subsidiary from an Asset Sale, the Parent or the Company (or the applicable Subsidiary, as the case may be) may apply such Net Proceeds:

(i) to fund commitments to research, development or manufacture the Parent’s, the Company’s or a Subsidiary’s, or their respective collaboration or licensing partners’, products or other potential product candidates as may be required under the terms of a license agreement, co-development agreement or Joint Venture;

(ii) to make Capital Expenditures for the benefit of the business of the Company or any Subsidiary taken as a whole;

(iii) to purchase, redeem, or otherwise acquire any Notes;

(iv) to acquire other assets that are not classified as current assets under IFRS and that are used or useful in the business of the Parent, the Company or any Subsidiary; or

(v) to prepay, repay, redeem or purchase Indebtedness and other obligations under the Secured Facility, the Royalty Facility or other Indebtedness secured by the assets subject to such Asset Sale (and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided, that, no such Indebtedness shall be repaid, redeemed or purchased under this clause (v) with the Material Proceeds.

Pending the final application of any Net Proceeds, the Parent or the Company (or the applicable Subsidiary) may temporarily reduce revolving credit borrowings or invest the Net Proceeds in any manner that is permitted under this Indenture.

(c) Any Net Proceeds from Asset Sales received by the Parent, the Company or any Subsidiary in the form of cash that are not applied or invested within 12 months as provided in Section 4.11(b) will constitute “Excess Proceeds.” At any time when the aggregate amount of Excess Proceeds not applied or reinvested in accordance with Section 4.11(b) exceeds $5,000,000 (the amount of Excess Proceeds above $5,000,000, the “Subject Excess Proceeds”), within five days thereafter, the Company will make an offer (each, an “Asset Sale Offer”) to all Holders of Notes, to purchase, prepay or redeem the maximum principal amount of Notes after deducting from such Excess Proceeds all accrued and unpaid interest on the Notes and the amount of all fees and expenses, including premiums, incurred in connection with such purchase, prepayment or redemption (the “Offer Amount”). The offer price in any Asset Sale Offer will be equal to 100% of the aggregate principal amount purchased, prepaid or redeemed, plus accrued and unpaid interest on such principal amount to the date of purchase, subject to the rights of Holders of Notes on the relevant Interest Record Date as and to the extent provided in Section 15.02, and will be payable in cash. If any Subject Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in or required to be prepaid or redeemed in connection with such Asset Sale Offer exceeds the Offer Amount, the Company will select the Notes to be purchased, prepaid or redeemed on a pro rata basis (subject to adjustment to maintain the authorized minimum denomination of the Notes), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 15.02 or this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 15.02 or this Section 4.11 by virtue of such compliance.

(e) This Section 4.11 shall cease to apply at such time that less than $15,000,000 aggregate principal amount of Notes remain outstanding.

Section 4.12 Transactions with Affiliates.

(a) The Parent and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent, the Company or any of their Subsidiaries (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $500,000, unless:

(i) the Affiliate Transaction is on terms that are not materially less favorable to the Parent, the Company or the relevant Subsidiary, taken as a whole, than those that would have been obtained in a comparable arms-length transaction by the Parent, the Company or such Subsidiary with a Person that is not an Affiliate of the Parent, the Company or any of their Subsidiaries;

(ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5,000,000, a resolution of the Board of Directors accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors;

(b) The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.12(a):

(i) any consulting or employment agreement or compensation plan, stock option or stock ownership plan or reasonable and customary officer or director indemnification arrangement entered into by the Parent, the Company or any of their Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Parent, the Company or their Subsidiaries and payments and transactions pursuant thereto;

(ii) transactions between or among the Parent and/or its Subsidiaries;

(iii) payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to and reimbursement of expenses of directors, officer and employees of the Parent, the Company or any of their Subsidiaries;

(iv) any transaction in which the only consideration paid by the Company or any Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(v) Restricted Payments that do not violate the provisions of Section 4.08 of this Indenture;

(vi) transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);

(vii) purchases or sales of goods and/or services with customers, suppliers, sales agents or sellers of goods and services in the ordinary course of business on terms that are no less favorable to the Parent, the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Parent, the Company or such Subsidiary with a Person that is not an Affiliate of the Parent or the Company;

(viii) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Parent, the Company or any Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other non-Affiliated holders of Indebtedness of the Parent, the Company or such Subsidiary;

(ix) transactions in the ordinary course of business between the Parent, the Company or a Subsidiary with any Joint Venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such Joint Venture are owned only by the Parent, the Company, their Subsidiaries and Persons that are not Affiliates of the Company (other than by virtue of such joint venture arrangement);

(x) any Investment of the Parent, the Company or any of their Subsidiaries existing on the Issue Date listed on Schedule B (Existing Investments) hereto, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(xi) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Parent, the Company or any of their Subsidiaries and not for the purpose of circumventing any provision of this Indenture;

(xii) to the extent permitted under this Indenture, including in compliance with Article 11, any merger, consolidation or reorganization of the Parent or the Company with an Affiliate of the Parent solely for the purpose of (A) forming or collapsing a holding company structure or (B) reincorporating the Parent or the Company in a new jurisdiction;

(xiii) entering into one or more agreements that provide registration and/or information rights to the security holders of the Parent or any Subsidiary or any direct or indirect parent of the Parent or amending such agreement with security holders of the Parent or any Subsidiary or any direct or any indirect parent of the Parent;

(xiv) transactions contemplated by, or in connection with, any customary transition services agreement entered into in connection with any Disposition which is permitted hereunder;

(xv) any incurrence of Indebtedness permitted by Section 4.09(b)(vi), (b)(vii), (b)(x), (b)(xix) or (b)(xxv);

(xvi) customary fees, indemnities and reimbursements may be paid to non-officer directors of the Parent, the Company and their Subsidiaries; and

(xvii) advances to employees of the Parent, the Company or any of their Subsidiaries made in the ordinary course of business, in a manner that is consistent with past practice.

(c) This Section 4.12 shall cease to apply at such time that less than $15,000,000 aggregate principal amount of Notes remain outstanding.

Section 4.13 Further Guarantors. If, after the date of this Indenture,

(a) the Parent or any Subsidiary forms or acquires any Subsidiary, other than an Excluded Entity, then the Parent will promptly (and in any event within 45 days or, in the case of any Foreign Subsidiary, 60 days) after the date of formation or acquisition cause such Subsidiary to provide a Guarantee hereunder; or

(b) any Subsidiary of the Parent that is an Excluded Entity ceases to be an Excluded Entity, then the Parent will promptly (and in any event within 45 days or, in the case of any Foreign Subsidiary, 60 days) thereafter cause such Subsidiary to provide a Guarantee hereunder.

Section 4.14 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default that has occurred and is continuing during the prior fiscal year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, within 30 days after the Company obtains knowledge of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured or is no longer continuing.

Section 4.15 Further Instruments and Acts. Upon request of the Trustee, the Company and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.16 Minimum Liquidity. The Parent will maintain a minimum consolidated balance of cash and Cash Equivalents of at least $20,000,000 at all times; provided, that this Section 4.16 shall cease to apply at such time that less than $15,000,000 of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.17 Registration Rights. (a) The Parent and the Company agree that the Holders from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement.

(b) By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities.

(c) Additional Interest payable by the Company pursuant to the Registration Rights Agreement will be payable in arrears on each Interest Payment Date following accrual as regular interest on the Notes and will be in addition to any other Additional Interest that may accrue pursuant to this Indenture; provided that in no event shall Additional Interest accrue under the terms of this Indenture and the Registration Rights Agreement at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(d) If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall, no later than two Business Days prior to the date on which any such Additional Interest is scheduled to be paid, deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the date on which such Additional Interest is payable, (iii) a direction to the Paying Agent to make payment to the extent the Paying Agent receives funds from the Company to do so, and (iv) a notice to Holders detailing the Additional Interest that is payable and the date on which such payment is to be made. Unless and until a Responsible Officer of the Trustee and Paying Agent receives at the Corporate Trust Office such a certificate, the Trustee and Paying Agent may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate setting forth the particulars of such payment.

Section 4.18 Material Assets. Notwithstanding anything to the contrary set forth in this Indenture (including, without limitation, in Section 4.11), the Parent and the Company will not, and will not permit any of their Subsidiaries to Dispose (other than the grant of Liens not otherwise prohibited under this Indenture or a Disposition to the Company or a Guarantor), directly or through the Disposition of the Capital Stock of a Guarantor, of (i) Material Assets (other than pursuant to a Permitted Transfer of Material Assets), (ii) the NAM Platform in any manner that is, in the case of this clause (ii), reasonably likely to materially impair (or have a material and adverse effect on) the creation, development, manufacture, commercialization, sale, marketing or promotion of Omidubicel in the United States and its territories or otherwise have a material adverse effect on the business of the Parent, the Company or their Subsidiaries or their respective assets or (iii) the revenues (or equivalent) generated by Omnidubicel (other than pursuant to a Royalty Financing permitted pursuant to Section 4.09(b)(i) or pursuant to a Permitted Transfer of Material Assets), in each case, unless the consideration paid to the Parent, the Company and their Subsidiaries for such transaction is paid or payable in cash for fair market value and 100% of the cash proceeds of such sale, transfer or license (the “Material Proceeds”) shall constitute Subject Excess Proceeds and shall not be permitted to be reinvested or otherwise utilized pursuant to Section 4.11 or any other provisions hereof unless an Asset Sale Offer has been made (it being agreed that 100% of such cash shall be used to purchase, prepay or redeem the Notes in accordance with Section 4.11(c)).

This Section 4.18 shall cease to apply at such time that less than $15,000,000 aggregate principal amount of Notes remain outstanding.

Section 4.19 Withholding Taxes. (a) All payments (in cash or in kind) made by or on behalf of the Company or the Guarantors or any successors thereto (a “Payor”) on or with respect to the Notes, the Guarantees or the Exchange Obligation, as applicable, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(i) the State of Israel or any political subdivision or governmental authority thereof or therein having power to tax;

(ii) any jurisdiction from or through which payment on the Notes or the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(iii) any other jurisdiction in which a Payor is incorporated, organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (i), (ii) and (iii) of this Section 4.19(a), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments or other consideration made with respect to the Notes, the Guarantees or the Exchange Obligation, including, without limitation, payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts or other consideration received in respect of such payments after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) will equal the amounts or other consideration which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(A) any Excluded Taxes;

(B) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period); or

(C) without duplication, any combination of the foregoing.

For the avoidance of doubt, payment of Additional Amounts pursuant to this Section 4.19 shall also apply with respect to any Taxes resulting from past payments that were made to the Holders without withholding Tax (subject to the exceptions mentioned in Section 4.19(a)(A) through (C) above), except to the extent such past withholding arises from a payee’s fraud, gross negligence or willful misconduct. Without derogating from the foregoing, but without duplication, the Company and Guarantors shall, jointly and severally, indemnify and hold harmless the Holders for any Tax, loss, claim, damage, liability, or expense incurred as a result of any such Taxes levied, claimed or imposed by a Relevant Taxing Jurisdiction in connection with any such past payments, except to the extent arising from a payee’s fraud, gross negligence or willful misconduct.

(b) The Payor will (i) make any withholding or deduction required to be made by it and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld by the Payor from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies (or, if certified copies are not available despite reasonable efforts of the Payor, other evidence of payment reasonably satisfactory to the Trustee) to each holder. The Payor will attach to each certified copy (or other evidence) a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per US$1 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the holders of the Notes upon request and will be made available at the offices of the Company.

(c) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee and the Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. The Trustee and the Paying Agent shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary.

(d) Wherever mentioned in this Indenture or the Notes, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest, (4) the Redemption Price, (5) the Fundamental Change Repurchase Price, or (5) any other amount payable on or with respect to the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) The Payor will pay any present or future stamp, court, documentary or other similar Taxes or any other excise, property or other similar Taxes which arise in any jurisdiction from the execution, delivery or registration of any Notes, the Guarantees, the Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect thereto, excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement thereof following the occurrence of any Event of Default with respect to the Notes.

(f) Any Recipient that is entitled to an exemption from or reduction of withholding tax with respect to payments made or with respect to the Notes, the Guarantees or the Exchange Obligation shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. For Israeli Tax purposes only, it being understood that for purposes of this Section 4.19(f), with respect to the Guarantees or the Exchange Obligation, a Holder shall be deemed to have fulfilled its obligations if such Holder provided a completed ITA Form A/114 (Claim for Reduced Rate of Withholding Tax/Exemption from Withholding Tax in the State of Israel on Payments to a Non Resident) to the Payor.  For the avoidance of doubt, the ITA Form A/114 will be deemed to be completed if the relevant Holder has provided a tax residency certificate to the extent required by the ITA in lieu of completing Part H of the ITA Form A/114. It is further understood that, for United States tax purposes only, (1) any Recipient that is a “United States person” as defined in Section 7701(a)(30) of the Code shall be deemed to fulfill its obligations under this Section 4.19(f) by delivering to the Company on or about the date on which such Recipient becomes entitled to the benefits under this Indenture (and from time to time thereafter upon the reasonable request of the Company), an executed copy of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax and (2) any other Recipient shall be deemed to fulfill its obligations under this Section 4.19(f) by, to the extent it is legally entitled to do so, delivering to the Company on or about the date on which such Recipient becomes entitled to the benefits under this Indenture (and from time to time thereafter upon the reasonable request of the Company), an executed copy of IRS Form W-8, W-8BEN, W-8BEN-E, W-8CE, W-8ECI, W-8EXP, or W-8IMY, as applicable, certifying that such recipient is exempt from U.S. withholding tax or subject to U.S. withholding tax at a reduced rate, as the case may be.

(g) If a payment made or with respect to the Notes, the Guarantees or the Exchange Obligation would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Indenture.

(h) The obligations of this Section 4.19 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated, organized or otherwise resident for tax purposes, or any jurisdiction from or through which payment on the Notes or the Guarantees is made, or any political subdivision or taxing authority or agency thereof or therein.

Section 4.20 Par Value Limitation. The Parent and the Company will not take any action that, after giving effect to any adjustment pursuant to Section 14.03 or Section 14.04, would result in the Exchange Price becoming less than the par value of one Ordinary Share.

Section 4.21 Ownership of the Company. The Parent shall at all times own (directly or indirectly) 100% of the Common Equity of the Company.

Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each February 1 and August 1 in each year beginning with August 1, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(a) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders.

Article 6
Defaults and Remedies

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest or Additional Amounts on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a Make-Whole Fundamental Change in accordance with Section 14.03(b) or notice of a Merger Event in accordance with Section 14.07(a), in each case, when due;

(e) failure by the Company to comply with its obligations under Article 11 or the failure by any Guarantor to comply with its obligations under Section 13.04;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Parent, the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Parent, the Company and/or of any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon Redemption, required repurchase, declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived, or such indebtedness not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h) a final judgment or judgments for the payment of $20,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers believed by the Company in good faith to be credit-worthy) in the aggregate rendered against the Parent, the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Parent, the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Parent, the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Parent, the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(j) an involuntary case or other proceeding shall be commenced against the Parent, the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Parent, the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(k) the Parent, the Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(l) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Guarantee or gives notice to such effect; or

(m) any provisions of a Permitted Subordination Agreement or any Permitted Subordination Provision shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Note Obligations for any reason shall not have the priority contemplated by this Indenture or such Permitted Subordination Agreement or Permitted Subordination Provision, as applicable.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Parent or the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100% of the principal of, and any Additional Amounts and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Parent or the Company occurs and is continuing, 100% of the principal of, and any Additional Amounts and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of any accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of any accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, in each case, at the then-applicable interest rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or any Additional Amounts or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Notes.

Section 6.03 Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall for the first 360 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days during which such Event of Default is continuing and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 360th day during which such Event of Default is continuing. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e), subject to the second immediately succeeding paragraph. If the Company so elects, such Additional Interest shall be payable as set forth in Section 2.03. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations under Section 4.06(b) is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02. No Additional Interest shall accrue pursuant to this Section 6.03, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist, commencing on the date that the Event of Default has been cured; provided that such Event of Default is cured during such 360 day period.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest accrue under the terms of this Indenture and the Registration Rights Agreement at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a) or Section 6.01(b) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), Additional Amounts and interest, if any, with interest on any overdue principal and interest at the then-applicable interest rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to them for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Parent, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Parent, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that any interest is payable on such Notes and has been collected by the Trustee) upon such overdue payments at the rate of interest then payable on such Note, if any, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, Fundamental Change Repurchase Price, any Additional Amounts, and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest, payable upon such overdue amounts at the rate of interest then payable on such Notes, if any, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including the Fundamental Change Repurchase Price, if applicable, and any cash due upon exchange), any Additional Amounts and interest without preference or priority of principal over such interest, or of any interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, Fundamental Change Repurchase Price, and any cash due upon exchange), any Additional Amounts and any accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any Additional Amounts or any interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered, and if requested, provided to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) any Additional Amounts and accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, which right shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to any Holder) or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any Additional Amounts on, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has received written notice, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any Additional Amounts or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and Fundamental Change Repurchase Price, if applicable) and any Additional Amounts on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

Article 7
Concerning the Trustee

Section 7.01 Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iii) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(iv) this subsection shall not be construed to limit the effect of Section 7.01(a);

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

Section 7.02 Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee or any rights of the Trustee to perform discretionary acts enumerated herein shall not be construed as duties;

(g) in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee, and such notice references the Notes and this Indenture;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(k) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, any Paying Agent or the Transfer Agent or any records maintained by any co-Note Registrar with respect to the Notes or for any actions or omissions of any Paying Agent (other than the Trustee), any Transfer Agent or any co-Note Registrar;

(l) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(m) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. If the Company elects to direct the Trustee to invest amounts held in the non-interest bearing trust accounts, these amounts may only be invested in money market funds and the Company must provide an executed direction to the Trustee electing such investment. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(n) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, if it is acting as Paying Agent, Custodian, Note Registrar, and/or Exchange Agent), and each agent, custodian and other Person employed to act hereunder;

(o) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(p) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(q) the Trustee shall not be bound to make any investigation into (i) the performance or observance by the Company or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, or (iii) the satisfaction of any condition set forth in this Indenture or any related document;

(r) the Trustee shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Indenture or any other agreement or instrument, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against the Company;

(s) if the Trustee requests instructions from the Company or the Holders with respect to any action or omission in connection with this Indenture, the Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee shall have received written instructions from the Company or the Holders, as applicable, with respect to such request. The Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required;

(t) the Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (i) would, in the reasonable opinion of the Trustee, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document, or (ii) is not provided for in this Indenture or any other related document. The Trustee shall not be required to take any action under this Indenture or any related document if taking such action (i) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (i) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified; and

(u) Each Holder, by its acceptance of a Note hereunder, represents that it has, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Holder also represents that it will, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture and in connection with the Notes. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Company or any other parties to any related documents which may come into the possession of the Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 7.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Company and Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company and Guarantors, jointly and severally, also covenant to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction) on the part of the Trustee or its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final order of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final order of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days’ prior written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may (at the expense of the Company), upon 10 Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time with 30 days’ prior written notice to the Company and the Trustee remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may (at the expense of the Company) petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application is deemed to receive such application in accordance with Section 17.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action. No authorization, agreement or consent by Holders as of any such record date shall be deemed effective unless such authorization, agreement or consent shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any Additional Amounts on, and (subject to Section 2.03) any accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Parent, by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer has received written notice as being so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Parent, the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
Supplemental Indentures

Section 10.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into one or more amendments or supplements to the Indenture for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company pursuant to Article 11;

(c) to add additional guarantors with respect to the Notes or to release any Guarantor’s Guarantee to the extent permitted under this Indenture;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) in connection with any Merger Event, to provide that the Notes are exchangeable into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) to evidence and provide for the acceptance of appointment by a successor trustee;

(i) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(j) to comply with the rules of any applicable Depositary, including The Depository Trust Company, so long as such amendment does not adversely affect the rights of any Holder.

Upon the written request of the Company, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into one or more supplements to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the stated time for payment of any interest on any Note or any Additional Amounts;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the exchange rights of any Notes;

(e) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture and any other necessary agreements all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee satisfactory in form to the Trustee, of the due and punctual payment of the principal of and any Additional Amounts or accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease in which the Successor Company is not the Company shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such , merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or any accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
Guarantees

Section 13.01 Guarantees. (a) Subject to this Article 13, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, interest and Additional Amounts on, the Notes and such other Note Obligations will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee hereunder or thereunder will be promptly paid in full in cash or performed, all in accordance with the terms hereof and thereof, and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations (including Note Obligations), that same will be promptly paid in full in cash when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any amendment, waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Note Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Note Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any Guarantor. Subject to the provisions of subsection (d) below, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any Guarantor or (y) assert any claim, defense, setoff or counterclaim it may have against the Company or any other Guarantor or set off any of its obligations to the Company or any other Guarantor against obligations of such Guarantor to the Company or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Trustee or any Holder to seek recourse first against the Company or any other Person, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Article 13. Without derogating from any other provisions of this Indenture, each Guarantor, to the extent applicable, hereby expressly waives all rights and defenses under sections 4(b), 4(c), 5, 6, 7(b), 8, (subject to the provisions of subsection (d) below) 9, 11, 12, 15 and 17 of the Israeli Guarantee Law, 1967 (the “Guarantee Law”), and confirms that all the provisions of the Guarantee Law affording such rights or defenses to such Guarantor shall be waived and shall not apply to the rights granted to the Holders and the Trustee under this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full in cash of all obligations (including the Note Obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(e) Without limiting the joint and several obligations of the Subsidiary Guarantors to the Trustee and Holders, all Subsidiary Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Law or any comparable applicable provisions of state law, provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 13.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its guarantee of the Notes (including in respect of this Section 13.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 13.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.01. Notwithstanding anything to the contrary, the Guarantors shall not have the right to seek contribution from the Parent, the Company and any non-paying Guarantor until payment in full in cash of all Note Obligations.

Section 13.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee, and the waivers set forth herein, are knowingly made in contemplation of such benefits.

Section 13.03 Execution and Delivery of Guarantee and Supplemental Indenture. To evidence a Guarantee set forth in Section 13.01, this Indenture will be executed on behalf of each Guarantor by one of its Officers or authorized representatives and, with respect to any Guarantors providing a Guarantee after the date hereof, a Supplemental Indenture substantially in the form attached as Exhibit B will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 13.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 13.05, a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing or would be caused thereby; and

(b) either:

(i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Parent, the Company or another Guarantor) is an entity organized under the laws of Israel, Bermuda, the British Virgin Islands, Cayman Islands, Guernsey, Jersey, Switzerland, the United Kingdom, the Netherlands, Luxembourg, Ireland or any other jurisdiction within the European Union, or the United States, any state thereof or the District of Columbia and expressly assumes, by executing and delivering a supplemental indenture to the Trustee in substantially the form attached hereto as Exhibit B in accordance with Article 10 hereof and any other agreements, all of the obligations of that Guarantor under its Guarantee and this Indenture; or

(ii) such transaction is permitted by Section 4.08 and Section 4.11.

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; provided, however, that the Guarantee of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution.

No such , merger, sale, conveyance, transfer or lease in which the Person formed by or surviving any such , merger, sale, conveyance, transfer or lease is not the Parent, the Company or another Guarantor shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such , merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Section 13.04.

Except as set forth in Article 4, and notwithstanding Section 13.04(a), Section 13.04(b)(i) and Section 13.04(b)(ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 13.05 Releases. The Guarantee of any Subsidiary Guarantor will be automatically released:

(a) in connection with any sale or other disposition of all of the Capital Stock or all or substantially all of the assets of a Subsidiary Guarantor (including by way of merger or consolidation) to such Person that is not the Company or a Guarantor if the sale or other Disposition does not violate Section 4.11 and the other provisions of this Indenture; or

(b) upon the liquidation or dissolution of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Guarantor as permitted hereunder.

If the Guarantee of any Subsidiary Guarantor or all or substantially all of the assets of a Subsidiary Guarantor or the Capital Stock of any Subsidiary Guarantor are sold or disposed of in the manner described in clauses (a) or (b) above, and such Subsidiary Guarantor is released, the Company shall deliver to the Trustee an Officer’s Certificate stating and certifying the identity of the released Subsidiary Guarantor, the basis for release in reasonable detail and that such release complies with this Indenture. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions of any of clauses (a) or (b) of this Section 13.05 have been met with respect to a Subsidiary Guarantor in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably requested that are necessary or advisable in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee. Any Subsidiary Guarantor not released from its obligations under its Guarantee as provided in this Section 13.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations (including the Note Obligations) of any Subsidiary Guarantor under this Indenture as provided in this Article 13 notwithstanding the release of any other Subsidiary Guarantor.

Section 13.06 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Note Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Note Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Trustee and each Holder shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any of the Trustee or any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then the Trustee or such Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Person, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Article 14
EXCHANGE of Notes

Section 14.01 Exchange Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial exchange rate of 56.3063 Ordinary Shares (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”).

Section 14.02 Exchange Procedure; Settlement Upon Exchange. (a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Company shall satisfy its Exchange Obligation by causing to be delivered to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, a number of Ordinary Shares equal to the Exchange Rate, together with a cash payment, if applicable, in lieu of delivering any fractional Ordinary Share in accordance with Section 14.02(j) on the second Business Day immediately following the relevant Exchange Date.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice (or a facsimile, PDF or other electronic transmission thereof) to the Exchange Agent as set forth in the Form of Notice of Exchange (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the Ordinary Shares to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (or if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be delivered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(b). The Company shall issue or cause to be issued, and cause to be delivered (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of Ordinary Shares to which such Holder shall be entitled, in book-entry format through the Depositary (if such facilities are then available), in satisfaction of the Company’s Exchange Obligation.

(d) In case any Note shall be surrendered for partial exchange, the Company shall deliver a Company Order, and the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any Ordinary Shares upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or the Exchange Agent, as applicable, may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any Ordinary Shares issued upon the exchange of any Note as provided in this Article 14.

(g) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h) Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any. The Company’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are exchanged after the close of business on an Interest Record Date, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Interest Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Interest Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date; provided that no such payment shall be required (1) for exchanges following the Interest Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date in respect of the Notes exchanged that is after an Interest Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Interest Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been exchanged following such Interest Record Date.

(i) The Person in whose name the Ordinary Shares shall be issuable upon exchange shall be treated as a shareholder of record of such shares as of the close of business on the relevant Exchange Date. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange; provided that (i) the exchanging Holder shall have the right to receive the Exchange Obligation due upon exchange and (ii) in the case of an exchange between an Interest Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Interest Record Date shall have the right to receive the full amount of interest payable on such Interest Payment Date, in accordance with clause (h) above.

(j) The Company shall not issue any fractional Ordinary Share upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional Ordinary Share issuable upon exchange based on the Last Reported Sale Price for the Ordinary Shares on the relevant Exchange Date.

Section 14.03 Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption Period. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, or the Company issues a Redemption Notice as set forth under Article 16 and a Holder elects to exchange its Notes called for Redemption, if any, during the related Redemption Period, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional Ordinary Shares (the “Additional Shares”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). To avoid doubt, if the Company elects to redeem less than all of the outstanding Notes, then Holders of the Notes not called for Redemption will not be entitled to an increased Exchange Rate for such Notes as described in this Section on account of the Redemption.

(b) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or during a Redemption Period, the Company shall satisfy the related Exchange Obligation by causing to be delivered Ordinary Shares, including Additional Shares, in accordance with Section 14.02 but subject to the provisions of Section 14.03; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Exchange Obligation shall be paid to Holders in cash on the fifth Business Day following the Exchange Date. The Company shall notify the Holders of Notes (which notification may be made through the Depositary), the Trustee and the Exchange Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table in Section 14.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as applicable, and the price paid (or deemed to be paid) per Ordinary Share in the Make-Whole Fundamental Change or on the Redemption Notice Date, as applicable (the “Stock Price”). If the holders of Ordinary Shares receive in exchange for their Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Redemption Notice Date, as the case may be. In the event that an exchange during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be exchanged will be entitled to a single increase to the Exchange Rate with respect to the first to occur of the applicable Redemption Notice Date or the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be seemed not to have occurred for purposes of this Section 14.03. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such 10 consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table in Section 14.03(e) shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table in Section 14.03(e) shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date or Redemption Notice Date, as applicable, set forth below:

	Stock Price
Effective Date	$11.84	$15.00	$17.76	$20.00	$23.09	$30.00	$50.00	$100.00	$150.00	$200.00
February 16, 2021	28.1532	28.1532	24.8646	20.6080	16.3216	10.4721	4.0070	0.6837	0.0785	0.0000
February 15, 2022	28.1532	28.1532	22.7811	18.6427	14.5283	9.0316	3.2356	0.4810	0.0286	0.0000
February 15, 2023	28.1532	27.1399	20.0401	16.0669	12.1953	7.2016	2.3286	0.2785	0.0002	0.0000
February 15, 2024	28.1532	23.3061	16.4045	12.6610	9.1387	4.8934	1.3261	0.1111	0.0000	0.0000
February 15, 2025	28.1532	18.0195	11.2763	7.8654	4.9252	1.9632	0.3606	0.0126	0.0000	0.0000
February 15, 2026	28.1532	10.3604	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) The exact Stock Price and Effective Date or Redemption Notice Date, as applicable, may not be set forth in the table in Section 14.03(e), in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date or Redemption Date, as the case may be, is between two Effective Dates or Redemption Notice Dates, as applicable, in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional Shares shall be added to the Exchange Rate; and

(iii) if the Stock Price is less than $11.84 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 84.4594 Ordinary Shares, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

Section 14.04 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of Ordinary Shares equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Parent exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Parent effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Exchange Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS’	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Parent determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Parent issues to all or substantially all holders of Ordinary Shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR’	=	the Exchange Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued or if such rights, options or warrants are not exercised prior to their expiration, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Parent for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by Parent’s Board of Directors in good faith and in a commercially reasonable manner.

(c) If the Parent distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Parent or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Ordinary Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b) (or will be so effected in accordance with the second sentence of Section 14.04(j)), (ii) except as set forth in Section 14.12, rights issued under a shareholder rights plan, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, and (iv) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply, (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’	=	the Exchange Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=	the Fair Market Value (as determined by Parent’s Board of Directors in good faith and in a commercially reasonable manner) of the Distributed Property distributed with respect to each outstanding Ordinary Share on the Record Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Record Date for the distribution. If Parent’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Parent, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any exchange of Notes, if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the Exchange Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Parent determines not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.12), rights, options or warrants distributed by the Parent to all holders of Ordinary Shares entitling them to subscribe for or purchase shares of the Parent’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Parent (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR’	=	the Exchange Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Parent distributes to all or substantially all holders of Ordinary Shares.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Parent determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Parent or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Ordinary Shares (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by Parent’s Board of Directors in good faith and in a commercially reasonable manner) paid or payable for Ordinary Shares purchased or exchanged in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange of Notes, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Exchange Date in determining the Exchange Rate. If the Parent or any of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer described in Section 14.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Rate will be readjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of Ordinary Shares as of the related Exchange Date as described under Section 14.02(i) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Parent’s or the Company’s securities are then listed, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Parent determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Parent’s securities are then listed, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Parent or any of the Parent’s Subsidiaries;

(iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any Ordinary Shares pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward repurchase transactions, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in Section 14.04(e);

(v) solely for a change in the par value of the Ordinary Shares; or

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Exchange Rate otherwise required pursuant to this Section 14.04 would result in a change of less than one percent (1%) to the Exchange Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Exchange Rate; (ii) on the Exchange Date for any Notes (iii) on the Effective Date of any Make-Whole Fundamental Change; and (iv) the date of any Redemption Notice.

(k) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days (including, without limitation, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments in good faith and in a commercially reasonable manner (to the extent no corresponding adjustment is otherwise made pursuant to the provision of Section 14.04) to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

Section 14.06 Shares to Be Reserved and Fully Paid. The Parent shall have reserved and provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder, without giving effect to any Beneficial Ownership Limitations).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares. (a) In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Parent,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Parent and the Parent’s Subsidiaries, or

(iv) any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company, the Parent or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to exchange each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the number of Ordinary Shares otherwise deliverable upon exchange of Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have received in such Merger Event.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Ordinary Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share. If the holders of Ordinary Shares receive only cash in such Merger Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Merger Event (A) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per Ordinary Share in such Merger Event and (B) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the fifth Business Day immediately following the relevant Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If, for any Merger Event, the Reference Property includes ordinary shares or other shares of Common Equity, the supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (excluding cash) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company in good faith shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Trustee and Exchange Agent (if other than the Trustee) shall be entitled to conclusively rely on the determinations with respect to Reference Property set forth in such Officer’s Certificate and shall have no liability or responsibility for any statements therein or reliance thereon. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) Neither the Company nor the Parent shall become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into Ordinary Shares as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08 Certain Covenants. (a) The Parent covenants that all Ordinary Shares issued upon exchange of Notes will be fully paid and non-assessable by the Parent and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Parent covenants that it will reserve and keep available at all times, free of pre-emptive rights, the full number of Ordinary Shares issuable upon exchange of the Notes.

(c) The Parent covenants that, if any Ordinary Shares to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon exchange, the Parent will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d) The Parent further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Parent will list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon exchange of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Parent to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company and the Parent contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. None of the Trustee, the Exchange Agent or any of their agents shall be responsible for monitoring or determining whether any Beneficial Ownership Limitations have been met and shall be entitled to rely conclusively on written notice provided by the Company as to such matters and any other matters with respect to the Ordinary Shares.

Section 14.10 Beneficial Ownership Limitations. (a) Notwithstanding anything to the contrary in this Indenture, no Holder will be entitled to receive Ordinary Shares upon exchange of Notes, and no exchange of Notes shall take place, to the extent (but only to the extent) that such receipt (or exchange) would cause such Holder and its affiliates (as defined in Rule 12b-2 under the Exchange Act) and associates (as defined in Rule 12b-2 under the Exchange Act), in each case together with any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) to beneficially own shares in excess of the Beneficial Ownership Limitations. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of Ordinary Shares issuable upon exchange of any Notes with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) exchange of the remaining, unexchanged principal amount of Notes beneficially owned by the Holder, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other persons whose beneficial ownership would be aggregated with any of the foregoing Person for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) and (ii) exercise or exchange of the unexercised or unexchanged portion of any other securities of the Company subject to a limitation on exchange or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other persons whose beneficial ownership would be aggregated with any of the foregoing Person for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member). Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any purported delivery of Ordinary Shares upon exchange of the Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the exchanging Holder violating the Beneficial Ownership Limitations. Solely for the purpose of this Section 14.10, in the case of Global Notes, “Holder” shall mean a person that holds a beneficial interest in the Notes and not the Depository Trust Company or its nominee.

(b) To the extent that the limitation contained in this provision applies, the determination of whether any Notes are exchangeable (in relation to other securities beneficially owned by the Holder) and of which principal amount of such Notes are exchangeable shall be in the sole discretion of the Holder, and the submission of a Notice of Exchange shall be deemed to be the Holder’s determination of whether any Notes may be exchanged (in relation to other securities beneficially owned by the Holder) and which principal amount such Notes are exchangeable, in each case subject to the Beneficial Ownership Limitations. To ensure compliance with this restriction, the Holder shall be deemed to represent to the Company each time it delivers a Notice of Exchange that such Notice of Exchange has not violated the restrictions set forth in this Section 14.10 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) For purposes of this Section 14.10, in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Parent’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Parent, or (iii) a more recent written notice by the Parent or the Parent’s transfer agent to such Holder setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the exchange or exercise of securities of the Company, including the Notes, by the Holder since the date as of which such number of outstanding Ordinary Shares was reported.

(d) The “General Beneficial Ownership Limitation” shall be 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exchange of any Notes held by the Holder. The Holder, upon not less than 61 days’ prior written notice to the Company, may elect a beneficial ownership limit as to such Holder (but not as to any other Holder) (such limit, a “Holder Beneficial Ownership Limitation” and together with the General Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”) that is less than or equal to the then-applicable General Beneficial Ownership Limitation. Any Holder Beneficial Ownership Limitation will be effective as of (i) the issue date for the Notes, for any notice delivered prior to the issuance of such Notes, and (ii) in all other cases, the date specified in such notice, which shall be not less than 61 days after such notice is delivered to the Company.

(e) Any Notes surrendered for exchange for which Ordinary Shares are not delivered due to the Beneficial Ownership Limitations shall not be extinguished and, such Holder may either:

(i) request return of the Notes surrendered by such Holder for exchange, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request; or

(ii) certify to the Company that the person (or persons) receiving Ordinary Shares upon exchange is not, and would not, as a result of such exchange, become the beneficial owner of Ordinary Shares outstanding at such time in excess of the applicable Beneficial Ownership Limitations, after which the Company shall cause to be delivered any such Ordinary Shares withheld on account of such applicable Beneficial Ownership Limitations by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no person shall be deemed to be the shareholder of record with respect to the Ordinary Shares otherwise deliverable upon exchange in excess of any applicable Beneficial Ownership Limitations. Upon delivery of such notice, the provisions under Section 14.02 shall apply to the Ordinary Shares to be delivered pursuant to such notice.

Section 14.11 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Parent or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 14.04 or Section 14.12;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Parent or the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record are to be determined for the purposes of such action by the Parent or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Parent or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.12 Shareholder Rights Plans. If the Parent has a shareholder rights plan in effect upon exchange of the Notes, each Ordinary Share, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if the Parent distributed to all or substantially all holders of Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.13 Certain Provisions Related to Ordinary Shares Issued Hereunder. (a) The Guarantor shall provide, free from preemptive rights, out of the Guarantor’s authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming that at the time of computation of such number of Ordinary Shares, all such Notes would be exchanged by a single Holder without giving effect to any limitation as a result of the application of any Beneficial Ownership Limitation to such single Holder).

(b) Each of the Guarantor and the Issuer covenants that all Ordinary Shares issued upon exchange of Notes will be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Issuer and the Guarantor acknowledge that the allotment and issue of Ordinary Shares and the delivery of Ordinary Shares, if any, hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) by the Guarantor (or by the Ordinary Share Depositary at the direction of the Guarantor) will, at the Guarantor’s option, either (i) create an equivalent debt owing from the Issuer to the Guarantor or (ii) be deemed to be a contribution of equity from Guarantor to Issuer. For the avoidance of doubt, upon the delivery of Ordinary Shares by the Guarantor in respect of an Exchange Obligation, the portion of such Exchange Obligation consisting of an obligation to deliver or cause to be delivered Ordinary Shares shall be deemed satisfied to the extent of the Ordinary Shares so delivered.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01 [Intentionally Omitted].

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the Interest Payment Date to which such Interest Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid interest to Holders of record as of such Interest Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee and the Paying Agent (if other than the Trustee) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iv) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(v) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Exchange Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request made at least five Business Days prior to the date on which notice is to be sent (or such shorter period as the Trustee may agree), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase or make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Indenture, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Indenture.

(f) To the extent that, as a result of a change in law occurring after the first date on which the Notes are issued, the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(b) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate Applicable Procedures of the Depositary.

Section 15.04 Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money, in immediately available funds, sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by wiring in immediately available funds to that Holder’s account within the United States of America if such Holder has provided the Company and the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary (including, but not limited to, applicable tax forms) to make such wire transfer; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest, if and to the extent any interest is accruing or payable on such date, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that the provisions of any securities law or regulations conflict with the provisions of this Indenture relating to the Company’s obligation to repurchase the Notes upon the occurrence of a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under such provisions of this Indenture by virtue of such conflict.

Article 16
Optional Redemption

Section 16.01 Optional Redemption. (a) The Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if (i) the Last Reported Sales Price of the Ordinary Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Redemption Notice Date and (ii) either (A) a registration statement covering the resale of the Ordinary Shares issuable upon exchange of the Notes is effective and available for use and is expected to remain effective and available for use during the Redemption Period as of the Redemption Notice Date, or (B) the Ordinary Shares issuable upon exchange of the Notes are eligible for resale by Holders other than the Parent’s or Company’s Affiliates or Holders that were the Parent’s or Company’s Affiliates at any time during the three months immediately preceding.

(b) The Company may redeem the Notes for cash, in whole but not in part (except in respect of Holders that elect otherwise as described below), at the Company’s option (a “Tax Redemption”) at the Redemption Price if all of the following are satisfied:

(i) on the next Interest Payment Date, the Company would be required to pay any Additional Amounts as a result of:

(A) any amendment to, or change in, the laws, tax treaties, or any regulations, protocols or rulings promulgated thereunder of a Relevant Taxing Jurisdiction that is formally announced and becomes effective, in each case, after the Issue Date (or, if the applicable Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date); or

(B) any amendment to, or change in, an official interpretation or application regarding such laws, tax treaties, regulations, protocols or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in administrative practice that is formally announced and becomes effective, in each case, after the Issue Date (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date) (any such amendment or change described in clauses (A) or (B), a “Change in Tax Law”);

(ii) the Company cannot avoid any payment obligation specified in clause (i) above by taking reasonable measures available to the Company (provided that listing the Notes on a recognized stock exchange for purposes of Sections 9(15D) and 97(B2) of the Israeli Income Tax Ordinance is, and changing the Company’s jurisdiction is not, a reasonable measure for purposes of this Section 16.01(b)); and

(iii) either (A) a registration statement covering the resale of the Ordinary Shares issuable upon exchange of the Notes is effective and available for use and is expected to remain effective and available for use during the Redemption Period as of the Redemption Notice Date, or (B) the Ordinary Shares issuable upon exchange of the Notes are eligible for resale by Holders other than the Parent’s or Company’s Affiliates or Holders that were the Parent’s or Company’s Affiliates at any time during the three months immediately preceding.

Section 16.02 Notice of Redemption; Selection of Notes. (a) In case the Company exercises its Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for Redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder so to be redeemed as a whole or in part; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Exchange Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the record date (if applicable);

(iii) the Redemption Price and Additional Amounts, if any, to be paid;

(iv) that on the Redemption Date, the Redemption Price and Additional Amounts, if any, will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(v) the place or places where such Notes are to be surrendered for payment of the Redemption Price and Additional Amounts, if any;

(vi) that Holders may surrender their Notes for exchange at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vii) the procedures an exchanging Holder must follow to exchange its Notes;

(viii) the Exchange Rate and, if applicable, the number of Additional Shares added to the Exchange Rate in accordance with Section 14.03;

(ix) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(x) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

In addition, in the case of a Tax Redemption, such Redemption Notice shall specify:

(i) that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee (x) in the case of a Global Note, subject to the Depositary’s Applicable Procedures, notice to that effect via the Depositary’s Applicable Procedures, and (y) in the case of Physical Notes, written notice to that effect, in each case not later than the 5th Business Day prior to the Redemption Date;

(ii) that, in the case of a Tax Redemption, Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in this Indenture; and

(iii) that, on and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon conversion, repurchase, maturity or otherwise) solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (for the avoidance of doubt, excluding any obligation to pay Additional Amounts (if any) that existed prior to such Change in Tax Law for which the Company will continue to pay Additional Amounts), and all subsequent payments with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of the Relevant Taxing Jurisdiction, provided that a Holder complying with the requirements for conversion described under Section 14.02 before the close of business on the Business Day immediately preceding the Redemption Date will be deemed to have validly delivered a notice of its election not to have its Notes redeemed, and the Company, will pay Additional Amounts, if any are due, with respect to such Holder’s conversion of its Notes.

A Redemption Notice shall be irrevocable. A Redemption may not be conditional.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, by lot, on a pro rata basis. If any Note selected for partial redemption is submitted for exchange in part after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s Applicable Procedures.

(e) Notwithstanding anything to the contrary in this Article 16, if the Company has given a Redemption Notice in connection with a Tax Redemption as described in Section 16.01(b), subject to, in the case of a Global Note, the Depositary’s Applicable Procedures, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects that its Notes will not be subject to the Tax Redemption, the Company will not be required to pay Additional Amounts with respect to payments made in respect of such Holder’s Notes following the Tax Redemption Date solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (for the avoidance of doubt, excluding any obligation to pay Additional Amounts (if any) that existed prior to such Change in Tax Law for which the Company will continue to pay Additional Amounts), and all subsequent payments in respect of such Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction. In addition, the obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall continue to apply, subject to the exceptions set forth under Section 4.10. Holders must exercise their option to elect to avoid the Tax Redemption by written notice thereof to the Trustee no later than the 5th Business Day prior to the Tax Redemption Date; provided that a Holder complying with the requirements for exchange pursuant to Section 14.02 before the close of business on the Business Day immediately preceding the Redemption Date shall be deemed to have validly delivered a notice of its election not to have its Notes redeemed in the Tax Redemption, and the Company will pay Additional Amounts, if any are due, with respect to such Holder’s exchange of its Notes. If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 16.03 Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of, and Additional Amounts, if any, on, all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04 Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 17
Miscellaneous Provisions

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Gamida Cell Ltd., 673 Boylston Street, Boston, Massachusetts, 02116, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Cooley LLP, 101 California Street, 5th Floor, San Francisco, CA 94111, Attention: Gian-Michele a Marca. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s Applicable Procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.14) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, all conditions precedent and covenants, if any, provided for in this Indenture related to the proposed action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with: (1) the mandatory exchange of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the Applicable Procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, or (2) a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 17.06 Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.01, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer

Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Each of the parties agree that this Indenture and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Indenture and such other documents may be made by facsimile, email or other electronic transmission; provided, however, that (i) any documentation with respect to transfer of the Notes or other securities presented to the Trustee, Exchange Agent, Payment Agent or any other transfer agent must contain original documents with manually executed signatures and (ii) upon the request of the Trustee, any electronic signature delivered pursuant to this Section 17.11 shall be followed with a manually executed, original counterpart within a reasonable period of time following such request, to the extent such manually executed, original counterpart shall be required by applicable law or a regulatory body having supervisory authority over the Trustee. The Trustee shall not be liable for, and shall be indemnified and held harmless against any loss, liability or expense arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Indenture and any documents or notices delivered to the Indenture Trustee pursuant to this Indenture or the related documents, including the risk of the Trustee acting on any unauthorized instructions and the risk of interception and misuse by third parties.

Section 17.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. None of the Trustee or the Exchange Agent shall be responsible for making any of these calculations, which include, but are not limited to, determinations of the Last Reported Sale Prices of the Ordinary Shares, any accrued interest payable on the Notes, the Exchange Rate of the Notes, Beneficial Ownership Limitations and none of the Trustee or the Exchange Agent shall have any duty to monitor the Stock Price. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17 Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to use commercially reasonable efforts to provide to the Trustee, upon request, such information as it has in its possession about Holders and other applicable parties and/or transactions (including any modification to the terms of such transactions), so that the Trustee can determine whether it has tax-related obligations under Applicable Tax Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Company:

GAMIDA CELL INC.

By:	/s/ Julian Adams
Name: Julian Adams, Ph.D.
Title: Chief Executive Officer

Guarantors:

GAMIDA CELL LTD.

By:	/s/ Julian Adams
Name: Julian Adams, Ph.D.
Title: Chief Executive Officer

Trustee:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF GAMIDA CELL INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR GAMIDA CELL LTD. (THE “PARENT”) OR ANY OF THEIR RRRESPECTIVE SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

A-1

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE PARENT AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF GAMIDA CELL INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF GAMIDA CELL INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

A-2

GAMIDA CELL INC.

5.875% Exchangeable Senior Note due 2026

No. [_____]	[Initially][1] $[_________]

CUSIP No. [_________]2

ISIN No. [_________]

GAMIDA CELL INC., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.]3 [_______]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[_______]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $75,000,000, in accordance with the rules and Applicable Procedures of the Depositary, on February 15, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.875% per year from February 16, 2021 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until February 15, 2026. Interest on this Note is payable semi-annually in arrears on each February 15 and August 15, commencing August 15, 2021, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Interest on this Note is payable in the manner set forth in Section 2.03 of the within-mentioned Indenture. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to refer solely to Additional Interest (if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03) or any interest on any Defaulted Amounts payable as set forth in Section 2.03(c) in the within-mentioned Indenture.

Any Defaulted Amounts shall accrue interest per annum at the then-applicable interest rate borne by this Note, subject to the enforceability thereof under Applicable Law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the within-mentioned Indenture.

[1]	Include if a global note.
[2]	This Note will be deemed to be identified by CUSIP No. [●] from and after such time when the Company delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note in accordance with the applicable procedures of the Depositary.
[3]	Include if a global note.
[4]	Include if a physical note.
[5]	Include if a global note.
[6]	Include if a physical note.

1

The Company shall pay the principal of and interest, if any, on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the contiguous United States as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note for cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GAMIDA CELL INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

3

[FORM OF REVERSE OF NOTE]

GAMIDA CELL INC.
5.875% Exchangeable Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.875% Exchangeable Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $75,000,000 all issued or to be issued under and pursuant to an Indenture dated as of February 16, 2021 (the “Indenture”), among the Company, as issuer, GAMIDA CELL LTD., as a guarantor, the other guarantors party thereto and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (in such capacity, the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

To guarantee the due and punctual payment of the principal and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior secured basis pursuant to the terms of the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and any interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee, in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures or supplements and amendments modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

1

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of and any Additional Amounts on, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or Ordinary Shares, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are redeemable at the Company’s option in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into Ordinary Shares at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

2

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

3

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

GAMIDA CELL INC.
5.875% Exchangeable Senior Notes due 2026

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a global note

4

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: WILMINGTON SAVINGS FUND SOCIETY, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attention: GCM/Gamida Cell LTD

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into Ordinary Shares in accordance with the terms of the Indenture referred to in this Note, and directs that the Ordinary Shares issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of any interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

___________________________
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if
Ordinary Shares are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

1

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________
(Name)

_________________________
(Street Address)

_________________________
(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________
Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	WILMINGTON SAVINGS FUND SOCIETY, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attention: GCM/Gamida Cell LTD

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GAMIDA CELL INC. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________

________________________________
Signature(s)

_________________________
Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To GAMIDA CELL INC. or GAMIDA CELL LTD. or any of their respective subsidiaries; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

1

Dated: ________________________

_____________________________________

_____________________________________
Signature(s)

_____________________________________
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

[_____] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [     ], among [NEW GUARANTOR] (the “New Guarantor”), a subsidiary of GAMIDA CELL INC. (or its successor), a Delaware corporation (the “Company”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (the “Trustee”) under the indenture referred to below.

WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of February 16, 2021, providing for the issuance of the Company’s 5.875% Exchangeable Senior Notes (the “Notes”), initially in an aggregate principal amount of $75,000,000;

WHEREAS Section 4.12(a) of the Indenture provides that, under certain circumstances, the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the obligations of the Company under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Obligations of the Company under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 17.03 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

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5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GAMIDA CELL INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Name:
Title:

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EXHIBIT C

FORM OF PERMITTED SUBORDINATION AGREEMENT

C-1

EXHIBIT D

FORM OF PERMITTED SUBORDINATION PROVISIONS

For purposes of this Exhibit D, the “Issuer” refers to either Parent or the Company, as applicable, depending on which Person is the issuer, the term “Subordinated Notes” shall refer to convertible or exchangeable notes to be issued by Parent or the Company, “Note Guarantor” shall refer to any Guarantors that guarantee the Subordinated Notes, the term “Subordinated Indenture” shall refer to the indenture or other agreement or instrument under which such Subordinated Notes are issued, references to “hereunder” shall mean under the Subordinated Indenture and the terms the “Subordinated Trustee” or the “Trustee” shall refer to the indenture trustee for the Subordinated Notes or other agent for the holders of such Subordinated Notes. Provisions governing duties and liabilities of the Subordinated Trustee may vary from those set forth below so long as such variations are customary for subordination terms in indentures governing senior subordinated convertible notes, as reasonably determined by Parent in good faith.

Section 1.01. Agreement of Subordination.

(a) The Issuer [and [each] Note Guarantor] covenants and agrees, and each holder of Subordinated Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Subordinated Notes shall be issued subject to the provisions of this Article [     ]; and each Person holding any Subordinated Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

(b) The payment in cash of the principal of and accrued and unpaid interest, if any, on, the [Redemption Price or]1 [Fundamental Change Repurchase Price]2 of, [or any cash portion of the [Conversion][Exchange] Obligation (if the Issuer has elected Cash Settlement or Combination Settlement) (excluding cash payable in lieu of delivering fractional Ordinary Shares) due upon [conversion][exchange] of]3, the Subordinated Notes is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of the Senior Debt4, of all obligations under the Senior Debt.

[1]	To be included if the Subordinated Notes include a redemption feature. To be conformed to the applicable definition relating to the redemption price.
[2]	To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.
[3]	To be included if the notes provide for flexible or non-physical settlement. Capitalized terms to be conformed to the applicable terms in the Subordinated Indenture relating to settlement upon conversion or exchange.
[4]	To be defined to include the Note Obligations (it being agreed the definition of Senior Indebtedness may be broader and may include the concept of designated senior debt so long as the Notes shall constitute such designated senior debt and have the rights given to the holders of Senior Debt specified in this Exhibit D and to the holders of such designated senior debt).

(c) No provision of this Article [     ] shall prevent the occurrence of any default or [Event of Default]5 hereunder.

Section 1.02. Payments to Holders.

(a) [Neither t][T]he Issuer [nor [any][the] Note Guarantor] shall [not]6 make any payment on or distribution to the Trustee or any Holder in respect of the Issuer’s [or [the][such] Note Guarantor’s] obligations under the Subordinated Notes or repurchase, redeem or otherwise acquire the Subordinated Notes if:

(i) a default in the payment of any Senior Debt occurs and is continuing beyond any applicable period of grace; or

(ii) any other default (a “Nonpayment Default”) of Senior Debt occurs and is continuing that permits any holder, or agent or representative for the holders, of Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the [Issuer], any such holder, any agent or representative for any such holder or any other Person permitted to give such notice under this Indenture.

If the Subordinated Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section [1.02] unless at least 365 days shall have elapsed since the Subordinated Trustee’s receipt of the immediately prior Payment Blockage Notice. No Nonpayment Default that existed or was continuing on the date of receipt of any Payment Blockage Notice by the Subordinated Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(b) The Issuer [and [each][the] Note Guarantor] may resume payments on or distributions to the Subordinated Trustee or any holder of the Subordinated Notes in respect of the Issuer’s [or [such][the] Guarantor’s] obligations under the Subordinated Notes or repurchase, redeem or otherwise acquire the Subordinated Notes:

(i) in the case of a default referred to in clause (a)(i) above, upon the date on which such default is cured or waived or ceases to exist; and

(ii) in the case of a Nonpayment Default, the earlier of (A) the date on which such Nonpayment Default is cured, waived or ceases to exist, (B) 179 days after the date on which the Payment Blockage Notice is received by the Subordinated Trustee unless the maturity of any Senior Debt has been accelerated, and (C) the date on which all obligations in respect of the Senior Debt have been paid in full in cash or other payment satisfactory to the holders of the Senior Debt.

(c) Upon any dissolution, winding-up, liquidation or reorganization of the Issuer [or [any][the] Note Guarantor] (whether voluntary or involuntary) or in bankruptcy, insolvency or similar proceedings, the [Issuer][or [such][the] Note Guarantor, as applicable,] shall pay the holders of Senior Debt in full in cash or other payment satisfactory to the holders of the Senior Debt all amounts due and owing thereunder before the Issuer [or [such][the] Note Guarantor, as applicable,] pays the holders of the Subordinated Notes.

[5]	To be conformed to the applicable definition relating to events of default under the Subordinated Indenture.
[6]	Include if there are no Note Guarantors.

(d) If the Subordinated Notes are accelerated because of an [Event of Default] or subject to repurchase by the Issuer at the option of the Holders following a [Fundamental Change]7, the Issuer shall pay the holders of the Senior Debt in full in cash or other payment satisfactory to the holders of the Senior Debt all amounts due and owing thereunder before the Issuer pays the holder of the Subordinated Notes.

(e) In the event that either the Subordinated Trustee or any holder of the Subordinated Notes receives any payment of any obligations with respect to the Subordinated Notes when (i) the payment is prohibited by this Article [     ] and (ii) the Trustee or the holder of the Subordinated Notes has actual knowledge that the payment is prohibited, the Trustee or the holder of the Subordinated Notes, as the case may be, shall hold the payment in trust for the benefit of the holders of the Senior Debt. Upon the proper written request of the holders of Senior Debt or their agent or representative, the Subordinated Trustee or the holder, as the case may be, shall deliver the amounts held in trust to the holders of Senior Debt or their proper agent or representative.

Section 1.03. Subrogation of Subordinated Notes.

(a) Subject to the payment in full, in cash or other payment satisfactory to the holders of the Senior Debt, of all obligations under the Senior Debt, the rights of the holders of the Subordinated Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section [1.03 ](equally and ratably with the holders of all indebtedness of the Issuer which by its express terms is subordinated to the Senior Debt to substantially the same extent as the Subordinated Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of the Issuer [or [any][the] Note Guarantor] applicable to the Senior Debt until the principal of and accrued and unpaid interest, if any, on, the [Redemption Price or] [Fundamental Change Repurchase Price] of[, or any cash portion of the [Conversion][Exchange] Obligation (if the Company has elected Cash Settlement or Combination Settlement) (excluding cash payable in lieu of delivering fractional shares of Common Stock) due upon conversion of,] the Subordinated Notes shall be paid in full, in cash or other payment satisfactory to the holders of the Subordinated Notes; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Subordinated Notes or the Subordinated Trustee would be entitled under this Indenture except for the provisions of this Article [ ], and no payment over, pursuant to the provisions of this Article [     ], to or for the benefit of the holders of the Senior Debt by the holders of the Subordinated Notes or the Subordinated Trustee shall, as between the Issuer, [[any][the] Note Guarantor,] [its][their respective] creditors other than holders of the Senior Debt and the holders of the Subordinated Notes, be deemed to be a payment by the Issuer to or on account of the Subordinated Notes. It is understood that the provisions of this Article [     ] are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

[7]	To be conformed to the applicable definition relating to change of control, fundamental change or similar provision.

(b) Nothing contained in this Article [    ] or elsewhere in this Subordinated Indenture or in the Subordinated Notes is intended to or shall impair, as among the Issuer, its creditors other than the holders of the Senior Debt and the holders of the Subordinated Notes, the obligation of the Issuer, which is absolute and unconditional, to pay to the holders of the Subordinated Notes the principal of[, the cash portion of the [Conversion] [Exchange] Obligation, if any,] and any interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Notes and creditors of the Issuer [or [any][the] Note Guarantor] other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Subordinated Trustee or any holder of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Indenture, subject to the rights, if any, under this Article [    ] of the holders of the Senior Debt in respect of cash, property or securities of the Issuer, [or [any][the] Note Guarantor] received upon the exercise of any such remedy.

(c) Upon any payment or distribution of assets of the Issuer [or [any][the] Note Guarantor] referred to in this Article [   ], the Subordinated Trustee and the holders of the Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Subordinated Trustee or to the holders of the Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuer [or [any][the] Note Guarantor], the amount thereof or payable thereon and all other facts pertinent thereto or to this Article [   ].

Section 1.04. Authorization to Effect Subordination. Each holder of the Subordinated Notes by such holder’s acceptance thereof authorizes and directs the Subordinated Trustee on such holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article [  ] and appoints the Subordinated Trustee to act as such holder’s attorney-in-fact for any and all such purposes.

Section 1.05. Notice to Subordinated Trustee. The Issuer shall give prompt written notice to the Subordinated Trustee and to any [Paying Agent]8 of any fact known to the Issuer that would prohibit the making of any payment of monies to or by the Subordinated Trustee or any [Paying Agent] in respect of the Subordinated Notes pursuant to the provisions of this Article [    ]. Notwithstanding the provisions of this Article [     ] or any other provision of this Subordinated Indenture, the Subordinated Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Subordinated Trustee in respect of the Subordinated Notes pursuant to the provisions of this Article [    ], unless and until a [Responsible Officer]9 of the Subordinated Trustee shall have received written notice thereof at the [Corporate Trust Office]10 from the Issuer or from a holder or holders of the Senior Debt or from any trustee, agent or representative thereof; and before the receipt of any such written notice, the Subordinated Trustee shall be entitled in all respects to assume that no such facts exist.

[8]	To be conformed to the applicable term in the Subordinated Indenture.
[9]	To be conformed to the applicable term in the Subordinated Indenture.
[10]	To be conformed to the applicable term in the Subordinated Indenture.

The Subordinated Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of the Senior Debt (or a trustee, agent or representative on behalf of such holder) to establish that such notice has been given by a holder of the Senior Debt or a trustee, agent or representative on behalf of any such holder or holders. In the event that the Subordinated Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of the Senior Debt to participate in any payment or distribution pursuant to this Article [   ], the Subordinated Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article [   ], and if such evidence is not furnished the Subordinated Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1.06. Subordinated Trustee’s Relation to Senior Debt. The Subordinated Trustee in its individual capacity shall be entitled to all the rights set forth in this Article [     ] in respect of the Senior Debt at any time held by it, to the same extent as any other holder of the Senior Debt, and nothing in this Indenture shall deprive the Subordinated Trustee of any of its rights as such holder. Any claims of the Subordinated Trustee for compensation or indemnification shall not be subordinate to the Senior Debt and shall be senior to the claims of holders of the Subordinated Notes in respect of all funds collected or held by the Subordinated Trustee.

With respect to the holders of the Senior Debt, the Subordinated Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article [    ], and no implied covenants or obligations with respect to the holders of the Senior Debt shall be read into this Subordinated Indenture against the Subordinated Trustee. The Subordinated Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Debt, and, except with respect to its express obligations under this Article [     ], the Subordinated Trustee shall not be liable to any such holders of the Senior Debt if the Subordinated Trustee in good faith mistakenly pays over or distributes to holders of the Subordinated Notes or to the Issuer or to any other Person, cash, property or securities to which any holders of the Senior Debt are entitled by virtue of this Article [     ] or otherwise.

Section 1.07. No Impairment of Subordination. No right of any present or future holder of the Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer [or [the][any] Note Guarantor] or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Issuer [or [the][any] Note Guarantor] with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Section 1.08. Certain [Conversions][Exchanges] Not Deemed Payment.11 Notwithstanding anything to the contrary in this Article [      ], the issuance and delivery of Ordinary Shares (and cash in lieu of fractional Ordinary Shares) upon [exchange][conversion] of any Subordinated Note in accordance with this Subordinated Indenture and the Subordinated Notes or otherwise in exchange for any Subordinated Note shall be deemed not to constitute a payment on or distribution in respect of the obligations of the Issuer [or [the][any] Guarantor] under any Subordinated Note[, any guarantee by a Guarantor] or any repurchase, redemption or other acquisition of any Subordinated Note.

Section 1.09. Article Applicable to [Paying Agents]. If at any time any [Paying Agent] other than the Subordinated Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Subordinated Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such [Paying Agent] within its meaning as fully for all intents and purposes as if such [Paying Agent] were named in this Article in addition to or in place of the Subordinated Trustee; provided, however, that the first paragraph of Section 1.05 shall not apply to the Issuer or any Affiliate of the Issuer if it or such Affiliate acts as [Paying Agent].

Section 1.10. Reinstatement. To the extent the payment of or distribution in respect of any Senior Debt is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar [Person]12 under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar [Person], the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 1.11. Action by Holders of Senior Debt. The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Subordinated Trustee or the holders of Subordinated Debt, without incurring responsibility to such holders and without impairing or releasing the subordination provided in this Article [    ], do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(c) release any [Person] liable in any manner for the collection of Senior Debt;

(d) exercise or refrain from exercising any rights against the Issuer or any other [Person]; and

(e) take any other action in the reasonable business judgment of the holders of Senior Debt.

Section 1.12. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon this Article [     ], and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

[11]	To be included if the Subordinated Notes are convertible into or exchangeable for Ordinary Shares.
[12]	To be conformed to the applicable term in the Subordinated Indenture.

SCHEDULE A

Existing Indebtedness

1.	Grant funding from the Israel Innovation Authority (the “IIA”) to Parent. As of December 31, 2020, Parent’s total outstanding obligation to the IIA, including the interest accrued through December 31, 2020, is approximately $40 million, of which approximately $39 million is royalty-bearing grants and approximately $1 million is non-royalty-bearing grants.

SCHEDULE B

Existing Investments

None.